REINSURANCE
                                    AGREEMENT
                           (EFFECTIVE OCTOBER 1, 1994)

                                     Between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                               National Life Drive
                            Montpelier, Vermont 05604

                                       and


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              AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
              -----------------------------------------------------
                     (self-administered bordereau reporting)

                                TABLE OF CONTENTS


                                    Page
Table of Contents ..............................................i-iii

1. Parties to Agreement ........................................ 1

2. YRT Reinsurance ............................................. 1

3. Automatic Reinsurance Terms ................................. 1

         a. Conventional Underwriting .......................... 1
         b. Retention .......................................... 2
         c. Automatic Accaptance Limits ........................ 2
         d. In Force and Applied for Limit for Automatic
              Reinsurance ...................................... 2
         e. Residence .......................................... 2
         f. Mortality Rating Limit ............................. 2
         g. Minimum Cession .................................... 2

4. Automatic Reinsurance Notice Procedure ...................... 2

5. Commencement of Reinsurance Coverage ........................ 2

         a. Automatic Reinsurance .............................. 3
         b. Pre-issue Coverage ................................. 3

6. Basis of Reinsurance Amount and Reinsurance Premium Rates ... 3

         a. Life Reinsurance ................................... 3
         b. Preliminary Term Insurance ......................... 5
         c. Term Insurance Renewals ............................ 5
         d. Flat Extra Premiums ................................ 5
         e. Rates Not Guaranteed ............................... 5

7.       Cash Values or Loans .................................. 5

8.  Payment of Reinsurance Premiums ............................ 5
         a. Premium Due ........................................ 5
         b. Failure to Pay Premiums ............................ 5
         c. Premium Adjustment ................................. 5

9.  Premium Ttax Reimbursement ................................. 6

10. DAC Tax Agreement .......................................... 6




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11.  Reports ................................................... 7

12.  YRT Reserves for Reinsurance .............................. 7

13.  Claims .................................................... 7

         a. Notice ............................................. 7
         b. Proofs ............................................. 7
         c. Amount and Payment of Benefits ..................... 7
         d. Contested Claims ................................... 7
         e. Claim Expenses ..................................... 8
         f. Extracontractual Damages ........................... 8

14. Misrepresentation, Suicide, and Misstatement ............... 8

15. Policy Changes ............................................. 8

         a. Notice ............................................. 8
         b. Increases .......................................... 8
         c. Reduction or Termination ........................... 9
         d. Other Policy Changes, Conversions, Exchanges, Etc. . 9
         e. Extended Term and Reduced Paid-Up Insurance ........ 9

16. Reinstatements ............................................. 9

         a. Automatic Reinstatement ............................ 9
         b. Premium Adjustment ................................. 9
         c. Nonforfeiture Reinsurance Termination .............. 9

17. Increase in Retention ...................................... 9

         a. New Business ....................................... 9
         b. Recapture ..........................................10

18. Errors & Omissions .........................................10

19. Insolvency .................................................10

20. Arbitration ................................................11

         a. General 11 b. Notice ...............................11
         c. Procedure 11 d. Costs ..............................12

21. Good Faith; Financial Solvency .............................12

22. Term of This Agreement .....................................12

23. Medical Information Bureau .................................12

24. Entire Agreement ...........................................13



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25. Effective Date .............................................13

Listing of Schedules:

        Schedule A

        1.  Plans Reinsured
        2.  Automatic Portion Reinsured
        3.  Retention Limits
        4.  Automatic Acceptance Limits
        5.  Automatic Inforce and Applied for Limits
        6.  Minimum Cession
        7.  Age Basis
        8.  Reporting Period
        9.  Recapture Period
       10.  Additional Underwriting Requirements
       11.  Premium Taxes

        Schedule B - Automatic Reinsurance Premiums - Yearly Renewable
         Term Basis

        1.  Life Insurance


        Schedule C - Information on Risks Reinsured

        Accounting Summary
        Policy Exhibit Summary
        Reserve Credit Summary



























                                      iii
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                                    Automatic
                            YRT Reinsurance Agreement


                            This Agreement is between

NATIONAL LIFE INSURANCE COMPANY CEDING COMPANY), National Life Drive, Montpelier, Vermont 05604

                                       and

        agrees to reinsure certain portions of CEDING COMPANY'S contract risks on the following terms and conditions:

1. PARTIES TO AGREEMENT. This Agreement is solely between ___and CEDING COMPANY. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between __ and any other person, for example, any insured, policyowner, agent, beneficiary, or assignee. CEDING COMPANY agrees that it will not make ___ a party to any litigation between any such third party and CEDING COMPANY. CEDING COMPANY shall not use ___ name with regard to CEDING COMPANY'S agreements or transactions with these third parties unless ___ gives prior written approval for the use of its name.

2. YRT REINSURANCE. This Agreement including the attached Schedules states the terms and conditions of automatic reinsurance which shall be on a yearly renewable term basis. This Agreement is applicable only to reinsurance of policies directly written by CEDING COMPANY. Any policies acquired through merger of another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.

3. AUTOMATIC REINSURANCE TERMS. ___ agrees to automatically accept contractual risks on the life insurance plans and supplemental benefits shown in Schedule A, subject to the following requirements:

      a. CONVENTIONAL UNDERWRITING: Automatic reinsurance applies only to insurance applications underwritten by CEDING COMPANY with conventional underwriting and issue practices which are consistently applied. Conventional underwriting and issue practices are those customarily used and generally accepted by life insurance companies.




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3.a  (continued)

           Some examples of non-customary underwriting practices which are not accepted for automatic reinsurance under this Agreement are guaranteed issue, any form of simplified underwriting, short-form applications, any form of non-customary nonmedical underwriting limits, or internal or external policy exchanges that do not require conventional underwriting. An example of any unacceptable issue practice is the issuance of a policy with contestability and suicide clauses with a time limitation that is shorter than the maximum allowed by state law.

           Ceding Company must comply with additional underwriting requirements at least as restrictive as those set forth in Schedule A. These requirement may be changed by ___ will provide 120 days advance written notice to CEDING COMPANY before the effective date of such change.

      b. RETENTION. CEDING COMPANY will retain, and not otherwise reinsure, an amount of insurance on each life equal to it's retention shown in Schedule A. If CEDING COMPANY'S scheduled retention is zero, automatic reinsurance is not available.

      c. AUTOMATIC ACCEPTANCE LIMITS. On any one life the amount automatically reinsured under all Agreements with ___ shall not exceed the Automatic Acceptance Limits shown in Schedule A.

      d. IN FORCE AND APPLIED FOR LIMIT FOR AUTOMATIC REINSURANCE. The total life insurance in force and applied for on any one life with all companies which CEDING COMPANY KNOWS about cannot exceed the inforce and applied for limits as shown in Schedule A.

      e. RESIDENCE. Each insured must be a resident of the United States or Canada at the time of issue.

      f. MORTALITY RATING LIMIT. The total mortality rating on the insurable life (lives) shall not be higher than 500% for permanent plans and 300% for terms plans and term riders or its equivalent on a flat extra premium basis.

      g. MINIMUM CESSION. The minimum amount of reinsurance per cession that will accept is shown in Schedule A.

4. AUTOMATIC REINSURANCE NOTICE PROCEDURE. After the policy has been paid for and delivered, CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in it's next statement to

5. COMMENCEMENT OF REINSURANCE COVERAGE. Commencement of reinsurance coverage on any policy or pre-issue under this Agreement is described below.

      a. AUTOMATIC REINSURANCE. ____ reinsurance coverage for any policy that is ceded automatically under this Agreement shall begin and end simultaneously with CEDING COMPANY's contractual liability for the policy resinsured.

      b. PRE-ISSUE COVERAGE. ____ will not be liable for benefits paid under CEDING COMPANY's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under
           Section 3 of this Agreement are met. ___ liability under CEDING COMPANY's conditional receipt or temporary insurance agreement (Exhibit I, attached to Schedule A of this Agreement) is limited to the lesser of I or ii below:

           i.   The Automatic Acceptance Limits with ___) as shown in Schedule
                A.

           ii. The amount for which CEDING COMPANY is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers.

           The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by CEDING COMPANY.

           After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

6. BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

      a. LIFE REINSURANCE. The amount reinsured on a policy is the policy's net amount at risk less CEDING COMPANY's retention available on the policy less any amount of reinsurance with other reinsurers. The retention of each life or lives (for joint policies) is shown in Schedule A.

           UNIVERSAL LIFE PLANS:

           For universal life policies the amount of reinsurance for any policy year is to be determined at the beginning of such year as the excess, if any, of the amount at risk over the retained risk. Once determined for a particular policy year, the amount of reinsurance shall be altered only if there is a policy change effected during that year.

           The net amount at risk for a particular policy is the death benefit less the accumulated value of the policy.

           The retained risk for a policy is determined at the original issue date of the policy as agreed in the reinsurance cession.





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           ALL PLANS OTHER THAN UNIVERSAL LIFE:

           The portion of the policy reinsured (p) will be determined at issue as the reinsured face amount divided by the total face amount. The net amount at risk reinsured will be determined at issue for the first ten years as follows:

           1. Calculate the net amount at risk reinsured for the first policy year as (p) x (a) + (b) - (c)):

                (a)  The first year death benefit of the policy;

                (b) The first year death benefit of any insurance provided by the adds rider;

                (c) The total projected cash value at the end of the first year, excluding any divident payable only at the completion of the first year.

           2. Calculate the projected net amount at risk reinsured for the tenth policy year as (p) x ((a) + (b) + (c) - (d) ):

                (a)  The tenth-year death benefit from the base policy:

                (b) The projected tenth year death benefit from any insurance purchased by dividends (based on the continuation of CEDING COMPANY's current dividend scale) ;

                (c) The projected tenth-year death benefit from any life insurance rider (term, cost of living, or adds rider) ;

                (d) The total projected tenth-year cash value, excluding any dividend payable only at the completion of the tenth year.

           3. The net amount at risk reinsured for the intervening years will be calculated using straight-line interpolation between the first year and the tenth-year net amount at risk reinsured values.

           The net amount at risk reinsured will be recalculated at the end of each ten-year period (or at the time of any policy change) and projected for another ten-year period using the then-current dividend scale. Again straight-line interpolation will be used to calculate the net amount at risk reinsured for the intervening years.

           The reinsurance premiums per $1000 reinsured are shown in Schedule 8.

           Whenever the amount of reinsurance on a policy under this Agreement reduces to $ 5,000 or less, the reinsurance will be wholly recaptured.

         b. PRELIMINARY TERM INSURANCE. Premiums for reinsurance of preliminary term insurance are at the second year rate for the insured's attained age, as shown in Schedule B, for the fraction of a year covered.

         c. TERM INSURANCE RENEWALS. Reinsurance premium rates for term renewals are calculated using the original issue age, duration since issuance of the original policy and the original underwriting classification.

         d. FLAT EXTRA PREMIUMS. If CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premium shown in schedule B will apply.

         e. RATES NOT GUARANTEED. The reinsurance premium rates are not guaranteed. ____ reserves the right to change the rates at any time. If ____ changes the rates, it will give CEDING COMPANY 90 days prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period.

7. CASH VALUES OR LOANS. This agreement does not provide reinsurance for cash surrender values. In addition, ____ will not participate in policy loans or other forms of indebtedness or reinsured business.

8.       PAYMENT OF REINSURANCE PREMIUMS

         a. PREMIUM DUE. Reinsurance premiums for each reinsurance cession are due annually, in advance. These premiums are due on the issue date and each subsequent policy anniversary. On any payment date, monies payable between ____ and CEDING COMPANY may be netted to determine the payment due.

         b. FAILURE TO PAY PREMIUMS. If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and ____ may terminate the reinsurance upon 30 days prior written notice. ____ will have no further liability as of the termination date. CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

         c. PREMIUM ADJUSTMENT. If CEDING COMPANY overpays a reiunsurance premium and ____ accepts the overpayment, ____ acceptance will not constitute or create a reinsurance liability or result in any addition reinsurance. Instead, ____ will be liable to CEDING COMPANY for a credit in the amount of the overpayment. If the reinsurance policy terminates, ____ will refund the reinsurance premium. This 5 8.c (continued)
     refund will be on the prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

9.   PREMIUM TAX REIMBURSEMENT. See Schedule A.

10.  DAC TAX AGREEMENT.

         CEDING COMPANY and ____ herein collectively called the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

         a. For which each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of
              Section 848 (c) (1). ;

         b.   CEDING COMPANY and ____ agree to exchange information pertaining t
              o the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service.

         c. CEDING COMPANY will submit to ____ by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of CEDING COMPANY stating that CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

         d. ____ may contest such calculation by providing an alternative calculation to CEDING COMPANY in writing within 30 days of ____ receipt of CEDING COMPANY's calculation. If ____ does not so notify CEDING COMPANY, ____ will report the net consideration as determined by CEDIN COMPANY in ____ tax return for the previous calendar year;

         e. If ____ contests CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date ____ submits its alternative calculation. If CEDING COMPANY and ____ reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

         Both parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.



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11.      REPORTS. The reporting period is shown in Schedule A. For each reporting period, Ceding Company will submit to a statement to ____ with information that is substantially similar to the information on the risks reinsured with ____ premiums owed, policy exhibit activity, and an accounting summary. Each calendar quarter, CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

12. YRT RESERVES FOR REINSURANCE. The statutory reserve basis for yearly renewable term reinsurance will be shown on the reserve credit summary provided each quarter.

13.      CLAIMS.

         a. NOTICE. CEDING COMPANY will notify ____ as soon as reasonably possible after in receives a claim request.

         b. PROOFS. CEDING COMPANY will promptly provide ____ with proper claim proofs, all relevant information respecting the claim, and an itemized statement of the benefits paid by CEDING COMPANY.

         c. AMOUNT AND PAYMENT OF BENEFITS. As soon as ____ receives proper claim notice and proof of the claim, ____ will promptly pay the reinsurance benefits due CEDING COMPANY. CEDING COMPANY's contractual liability for claims is binding on ____. The maximum benefit payable to CEDING COMPANY under each reinsured policy is the amount specifically insured with ____. The total reinsurance in all companies on a policy shall not exceed CEDING COMPANY's total contractual liability on the policy, less its retention used on the policy. The excess, if any, of the total reinsurance in all companies plus CEDING COMPANY's retention used on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance ill be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

         d. CONTESTED CLAIMS. CEDING COMPANY will notify ____ of it's intention to contest, compromise, or litigate a claim involving a reinsured policy. If CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, ____ will share in the reduction in the proportion that ____ net liability bears to the sum of the net liability of all reinsurers on the insured's date of death .If ____ should decline to participate in the contest, compromise or litigation, ____ will then release all of it's liability by paying CEDING COMPANY it's full share of reinsurance and not sharing in any subsequent reduction in liability.



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         e.   CLAIM EXPENSES. ____ will pay its share of reasonable
              investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless ____ has released it's liability, in which case ___ will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including CEDING COMPANY's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that CEDING COMPANY admits are payable are not a claim expense under this agreement.

         f. EXTRACONTRACTUAL DAMAGES. Extracontractual damages include, for example, consequential, compensatory, exemplary, or punitive damages that CEDING COMPANY has to pay. They also include amounts in excess of policy limits CEDING COMPANY voluntarily pays in settlement of a dispute or claim. If ____ agrees to participate in an action that results in extracontractual damages, ____ will be liable and will pay for its proportionate share of extracontractual damages. If ____ does not agree to a course of action that results in extracontractual damages, ____ shall not be liable for and will not pay any amounts for CEDING COMPANY's extracontractual damages and related expenses and fees.

14. MISREPRESENTATION, SUICIDE, AND MISSTATEMENT. If either a misrepresentation on an application or a death of an insured by suicide results in the return of policy premiums by CEDING COMPANY under the policy rather than payment of policy benefits, ____ will refund all of the reinsurance premiums paid for that policy to CEDING COMPANY. This refund will be in lieu of all other benefits under this Agreement. If there is an adjustment for a misrepresentation or misstatement of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

15.      POLICY CHANGES.

         a. NOTICE. If a reinsured policy is changed, a corresponding change will be made in the reinsurance for that policy. CEDING COMPANY will notify ____ of the change in CEDING COMPANY's next accounting statement.

         b. INCREASES. If like insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, then the increase shall be automatically accepted by ____ but not to exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.


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         c.   REDUCTION OR TERMINATION. If life insurance on a reinsured policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change multiplied by the amount reinsured prior to reduction, divided by the policy net amount at risk prior to reduction. If more than one reinsured participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life reinsurance on a reinsured policy is terminated, then reinsurance will cease on the fate of such termination.

         d. OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC. Exchanges, term conversions or other changes in the insurance reinsured with ____ where not fully underwritten as a new issue, will continue to be ceded to ____. Reinsurance rates for these policies will be the YRT conversion rates shown in Schedule B or may be mutually agreed upon. Rates will be based on the original issue age and duration since issuance of the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

         e. EXTENDED TERM AND REDUCED PAID UP INSURANCE. When a reinsured policy changes to extended term or reduced paid-up insurance, CEDING COMPANY will notify ____ of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

16.      REINSTATEMENTS.

         a. AUTOMATIC REINSTATEMENT . If CEDING COMPANY reinstates a policy that was originally ceded to ____ as automatic reinsurance using conventional underwriting practices, ____ reinsurance for that policy shall be reinstated.

         c. PREMIUM ADJUSTMENT. Reinsurance premiums for the interval during which the policy was lapsed will be paid to ____ on the same basis as CEDING COMPANY charged its policy owner for the reinstatement.

         d. NONFORFEITURE REINSURANCE TERMINATION. If CEDING COMPANY has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

17.      INCREASE IN RETENTION.

         a. NEW BUSINESS. If CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to ____ increase its retention shown in Schedule A for policies issued after the effective date of retention increase.



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         b.   RECAPTURE. If CEDING COMPANY increases its retention limits, then it may, with 90 days written notice to ____ reduce or recapture the reinsurance in force subject to the following requirements:


              i. A cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Schedule
                   A. The effective date of the reduction in reinsurance shall be the later of the first policy anniversary following the expiration of the 90 day notice period to recapture and the policy anniversary date when the required minimum of years is attained.

              ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

              iii. If more than one policy per life is eligible for recapture, then starting with the earliest policy issue date, the recapture will be in chronological order according to policy issue date.

              iv. Recapture of reinsurance will not be allowed on any policy for which CEDING COMPANY did not keep its maximum retention at issue.

              v. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in ____ reinsurance on that policy shall be in proportion to the total amount of reinsurance on the life with all reinsurers.

              vi. Recapture will not be on a basis that may result in any anti-selection against ____ as it, in it's discretion, may determine.

18. ERRORS AND OMISSIONS. If either ____ or CEDING COMPANY fails to comply with any of the terms of this Agreement and it is shown that the failure was unintentional or the result of a misunderstanding or an administrative oversight on the part of either party, this Agreement will remain in effect. If the failure to comply changes the operation or effect of this Agreement, both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

19. INSOLVENCY. In the event of CEDING COMPANY"s insolvency, ____ liability for death or premium waiver claims on reinsured policies will continue to be setermined under this Agreement without any change because of CEDING COMPANY's insolvency. ____ will pay reinsurance benefits directly to CEDING COMPANY's liquidator, receiver, or statutory successor (Successor). Sucessor shall give ____ written notice




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19. (Continued)

directly to CEDING COMPANY's liquidator, receiver, or statutory successor (Successor). Sucessor shall give ____ written notice of a pending death or premium waiver claim against CEDING COMPANY on a reinsured policy within a reasonable time after the claim is filed. While a death or premium waiver claim is pending, ____ may investigate the claim and raise, at its own expense and in CEDING COMPANY's name or that of the Successor. This charge will be part of the expense of liquidation to the extent of the proportionate share of the benefit CEDING COMPANY or Successor receives solely as a result of the defense undertaken by ____. When two or more reinsurers are involved in the same death or premium waiver claim and the majority elects to bring defenses to the claim, the expenses will be apportioned according to the terms of the reinsurance agreements the same as though CEDING COMPANY or Successor had the expense.

20.  ARBITRATION.

         a. GENERAL. All disputes and differences under this Agreement that cannot be amicably agreed upon by the parties will be decided by the arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industry. The arbitrators will consider this Agreement as an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law.

         b. NOTICE. To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

         c. PROCEDURE. Arbitration will be heard before a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies; however, these companies will not be either party or any of their reinsurers or affiliates. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the fate of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, as soon as possible, but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator, who will be the umpire. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the

         c.   (Continued)

              choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawling lots on the final selection.Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court which has jurisdiction of the subject of the arbitration.

         d. COSTS. Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

21. GOOD FAITH; FINANCIAL SOLVENCY. CEDING COMPANY agrees that all matters with respect to this Agreement require its utmost good faith. ____ or its representatives have the right at any reasonable time to inspect CEDING COMPANY's records relating to this agreement.

         Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. ____ has entered into this Agreement in reliance upon CEDING COMPANY's representations and warranties. CEDING COMPANY affirms that it has and will continue to disclose all matters material to this Agreement and cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in CEDING COMPANY's ownership or control.

22. TERM OF THIS AGREEMENT. CEDIN COMPANY will maintin and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days written notice of termination by either party to the other. ____ will continue to accept reinsurance during this 90 day period. ____ acceptance will be subject to both the terms of this Agreement and CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, becomes insolvent or financially impaired.

23. MEDICAL INFORMATION BUREAU. ____ is required to strictly adhere to the Medical Information bureau rules, and CEDING COMPANY agrees to abide by these Rules, as amended from time to time. CEDING COMPANY will not submit a preliminary notice, application for reinsurance, or reinsurance cession to ____ unless CEDING COMPANY has an authentic, signed preliminary or regular application for insurance in it's home office and the current required Medical Information Bureau authorization.

24. ENTIRE AGREEMENT. This reinsurance Agreement, including the attached Schedules, constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

25.      EFFECTIVE DATE. The Effective Date of this Agreement is October 1,
         1994.


NATIONAL LIFE INSURANCE
COMPANY

By: /s/ Theodore von Wallmail
    -------------------------
Title: SVP CHIEF ACTUARY
       ------------------
Date: 7/24/95
      --------

                                   SCHEDULE A

1.       PLANS REINSURED:

         The policy forms automatically reinsured are:

         The following plans when issued under CEDING COMPANY's 4 Table Program:

         Single Life plans
         First To Die plans
         Second To Die plans

2.       AUTOMATIC PORTION REINSURED:

         For these policy forms, ____ will automatically reinsure those on which the insured's surname begins with the letters __A__ through __Z__, inclusive.

         For these policy forms, ____ will automatically reinsure 20 % of each risk on a first dollar quota share basis.

         In the event CDIN COMPANY's retention on the risk is full or partially full, ____ will automatically reinsure up to 25% of the risk.

3.       RETENTION LIMITS:

         a. AUTOMATIC RETENTION LIMITS:

                i. Life Insurance:

                        AGES                LIMITS
                        ----                ------
                        ALL        20% of policy face amount

4.       AUTOMATIC ACCEPTANCE LIMITS:

         On any one life or lives (for joint policies) the amount automatically reinsured under this agreement with ____ shall not exceed the following:

                        ISSUE AGE          AUTOMATIC LIMITS
                        ---------          ----------------
                          0-75               $1,000,000

                        over 75       Automatic reinsurance is not available

                        *For Joint Life policies Neither insured's actual age
                         may be greater than 80.

5. AUTOMATIC INFORCE AND APPLIED FOR LIMIT:

   $5,000,000

6. MINIMUM CESSION:

   There will be no minimum amount that can be reinsured with

7. AGE BASIS:

   "Age" is the length of time the insured has lived to the insured's __nearest birthday. __last birthday.

8. Reporting Period:

   Reinsurane premiums, policy changes, and related statements must be submitted
   to every: __month    __quarter       __year

9. RECAPTURE PERIOD:

   For single life plans and first to die plans the minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

   For second to die plans the minimum number of years for a cession to be reinsured before it is eligible for recapture is 20 years.

10. ADDITIONAL UNDERWRITING REQUIREMENTS:

   The following additional requirements apply to business reinsured under this Agreement. These requirements are in addition to the conventional underwriting and issue practices described in Section 3.a. of this Agreement.

                              BLOOD PROFILE LIMITS.

   Where permitted by law, a blood profile including an AIDS test is required according to the age and amount conditions described below. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

                           Ages            Applied for Amount
                          -------          ------------------
                        18 and over           $100,000

11. PREMIUM TAXES:

   Premium taxes are not reimbursable.

                                   SCHEDULE B
               REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS


1. LIFE INSURANCE

   a. Reinsurance Premiums

   SINGLE LIFE POLICIES

   Standard annual premiums per $1000 reinsured shall be following percentages of the RPR rates attached to this Schedule B:

                                Nonsmoker         Smoker
                                ---------         ------

   FIRST TO DIE POLICIES
   The annual premiums per $100 0 reinsured shall be the above percentages times ... X (above RPR single life rate for the first life + above RPR single life rate for the second life). The maximum reinsurance premium per $1000 reinsured shall be no more than___ .

   ACCELERATED BENEFITS RIDER (for Single Life and First to Die policies) There will be no reinsurance premium for this rider. ___ will always pay benefits ina lump sum, even if insured elects to have benefits paid out as an annuity.

   POLICY CONTINUATION RIDER (for First to Die policies)
   The annual standard premiums per $1000 reinsured shall be 100% of the Survivor Purchase Option/Designated Second Life Rider rates attached to this Schedule B. After the option is elected the reinsurance premiums will be based on the surviving insured's original issue age and underwriting classification. If the second insured dies within 90 days of the death of the first insured, an additional death benefit is payable.

   FLEXIBLE TERM RIDER (for Single Life, First to Die and Second to Die policies)

   Reinsurance premiums shall be the same as for the base plan.

   ADDS RIDER AND DIVIDEND ADDITIONS (for Single Life, First to Die and Second to Die policies).

   Reinsurance premiums shall be the same as for the base plan.

   SECOND TO DIE POLICIES
   Annual premiums per $1000 reinsured shall be 100% of the Last Survivor rates attached to this Schedule B, using the joint equivalent age as shown calculated n Exhbiit 3 attached to this

Schedule B. The maximum reinsurance premium per $1000 reinsured shall be no more than ___.

                                    Exhibit I
                                                National Life Insurance Company

RECEIPT &
TEMPORARY LIFE INSURANCE AGREEMENT.

Please read with care.

Received from: ____ Applicant

A premium of $___ and an application having the same number as this Receipt and Temporary Life Insurance Agreement (Receipt and which is made today to National Life Insurance Company (the Company) for $___ of life insurance on the life of ________. Proposed Insured for the premium received and SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE HEALTH QUESTIONS AND TERMS AND CONDITIONS WHICH FOLLOW AND CONTINUE ON THE BACK OF THIS RECEIPT, this Receipt provides a LIMITED AMOUNT OF LIFE insurance for LIMITED PERIOD of time.

HEALTH QUESTIONS
If either of the questions below is answered ye or left blank, no representative of the Company is authorized to accept money, and NO INSURANCE will take effect.

Has the Proposed Insured:

      1. Been admitted to a hospital or medical facility in the past 90 days or been advised in the past 90 days by a member of the medical profession to be admitted to a hospital or medical facility. __ Yes __ No

      2. Been treated or advised by a member of the medical profession to seek treatment for heart problems
             (including angina), stroke, cancer or AIDS in the past 2 years? __ Yes __ No

The Applicant has received a copy of this Receipt and has read it and understands it. The answers to the Health Questions are to the best knowledge and belief of the Proposed Insured complete and true, and the Applicant agrees
to be bound by them.                                            No. 112712

Date:    Proposed Insured:

Date:    Applicant
         If other than Proposed Insured:

Date:    Agent

TERMS AND CONDITIONS

A. MAXIMUM AMOUNT OF TEMPORARY LIFE INSURANCE

   The Maximum Amount of temporary life insurance on the Proposed Insured under this Receipt shall not exceed the leat of:

   1. The amount applied for; or

   2. 2. $1,000,000 if the Proposed Insured is less than 70 years of age on the date the temporary life insurance begins; or

   3. $100,000 if the Proposed Insured is 70 years of age or older on the date the temporary life insurance begins.

   If death occurs while more than one Receipts is in effect with respect to applications made to National Life Insurance Company, Vermont Life Insurance Company, and Champlain Life Insurance Company: a. if the Proposed Insured is less than 70 years of age, the maximum of $1,000,000 shall apply to total death benefits under all Receipts; and b. if the Proposed Insured is 70 years of age or older, the maximum of $100,000 shall apply to total death benefits under all Receipts. The maximum shall be pro-rated in proportion to the amounts which would have been paid in the absence of this section.

   If a death benefit becomes payable under this Receipt, the premium received will be applied as the first premium for the plan of insurance and premium internal requested in the application. Any excess premium will be refunded. Any unpaid premium will be deducted from the death benefit.

   This Receipt is for only the "Plan" and "Amount of insurance applied for, subject to the Maximum Amount, it does not cover any "Additional Benefits" applied for such as Waiver of Premium, Accidental Death Benefit, term insurance riders or any other supplemental benefits.

   B. DATE COVERAGE BEGINS

   Temporary life insurance will begin at the time when ALL of the following requirements have been met.

   1. This receipt is fully completed; and

   2. Part A of the application for insurance is fully completed; and

   3. Part B of the application for insurance is fully complete.





         Terms and Conditions are continued on the back of this Receipt,

C. DATE COVERAGE TERMINATES.

   Temporary life Insurance will terminate upon the EARLIEST of:

   1. 90 days for the time the temporary life insurance begins; or

   2. the third day af ter the date the Company mails notice of termination of the temporary life insurance to the Applicant or the address given for premium notices in Part A of the application; or

   3. the time the Applicant first learns that the Company has terminated the temporary life insurance; or

   4. the time the Applicant withdraws the application for life insurance; or

   5. the time the Company offers life insurance on any basis other than exactly as applied for; or

   6. the time the life insurance applied for begins

If the temporary life insurance terminates under 1,2,3 or 4 above the premium received will be refunded to the Applicant at the address given for premium notices in Part A of the application. It will be refunded if insurance offered under 5 is refused or will be credited to the first year's premium If the insurance is accepted, It will be credited to the first year's premium under 6. A delay in making any refund will NOT change the date of termination.

D. SPECIAL LIMITATIONS

   This Receipt will provide NO life insurance protection of any type and the premium paid will be refunded to the Applicant:

   1. If the answers provided in Part A or Part B of the application or in the Health Question section of this receipt contain any material misstatements or material misrepresentations;

   2. If the Proposed Insured dies by suicide while sane or insane; or

   3. if the premium paid is less than the monthly premium for the insurance applied for: or

   4. if any check or draft used to pay the required premium is not honored when first presented for payment.

E. GENERAL LIMITATIONS

   Except as specificially stated in the Receipt, temporary life insuance will be subject to all of the terms of the policy applied for.

   This Receipt is NOT valid unless signed by an agent of the Company, the Proposed insured, and the Applicant if other than the Proposed Insured, NO ONE is authorized to waive or change of the terms of this Receipt.

NOTICE TO APPLICANT

   If you have any questions about this Receipt or if you do not hear about your application within 80 days of this Receipt, write to the New Business Department, National Life Insurance Company, Montpelier, Vermont 05604 or call the New Business Department (collect0 (802) 229-3333.

   Make all premium checks payable to "National Life Insurance Company. Do not make checks payable to the agent or leave the payee blank.

                                    EXHIBIT 3

     The following will replace the Joint Equal Age Calculation in Amendment I to the Facultative YRT Agreement, Addition of Last Survivor Plan:

     The attached YRT premium rates shall apply to reinsurance of National Life's Last Survivor policies reinsured under this Agreement. The substandard table-extra premium shall be the number of tables assessed the risk multiplied by 25% of the standard rates described below. The total premium (standard premium plus substandard table-extra premium but excluding any flat extra premium) in any year shall not exceed ___ per thousand.

     Reinsurance premiums shall be based on a joint equal age of the insureds under the policy. The Joint Equal Age shall be calculated by suing the following tables in the order indicated.

                                     Table A

                         Smoker to Nonsmoker Conversion

     If one insured is a nonsmoker and one a smoker, the following adjustments shall be made to convert the smoker's age to a nonsmoker's age:

                                 Male Ages:   ./. 6
                                Female Ages:  ./. 4

                                     Table B

                            Female to Male Conversion

     To convert the age of any female to a corresponding male age, the following adjustments should be made:

                                  All ages: -5

                                     Table C

                           Joint Equal Age Calculation

                  Once two male ages have been converted to the same smoking class, the following table shall be used to determine a Joint Equal Age:

                  DIFFERENCE IN AGE             AGE TO YOUNGER AGE
                  -----------------             ------------------

                           0                             0
                         1-2                             1
                         3-4                             2
                         5-6                             3
                         7-9                             4
                       10-12                             5
                       13-15                             6
                       16-18                             7
                       19-23                             8
                       24-28                             9
                       29-34                            10
                       35-39                            11
                       40-44                            12
                       45-47                            13
                       48-50                            14



                              EXHIBIT 3, CONTINUED

                                     RATINGS
                                     -------

              MF   200     std      200     500      std        X     std      $5/5yrs std

M        F    FM  std      200      200     std      500      std      X        std     $5/5yrs
85       85       175      175      300     225      250      250      300      $7.50   $1.75
         80       150      200      300     175      350      200      500      $1.00   $2.00
         75       STD      200      300     150      400      150      700      .50     2.50

80       80       175      175      350     225      250      250      350      1.25    1.50
         75       150      200      300     175      350      200      600      .75     2.00
         70       STD      200      300     150      400      175      900      .50     2.25

75       75       175       175     300     225      300      250      400      1.00    1.50
         70       150      200      300     175      350      200      700      .50     1.75
         65       STD      200      300     150      400      175      1000     .50     2.00

70       70       150      175      300     225      300      300      500      .75     1.25
         65       150      200      300     175      400      225      800      .5      1.50
         60       150      200      300     175      500      200      DEC      .50     1.50

65       65       175      175      350     225      300      300      600      .75     1.00
         60       150      200      300     200      400      250      800      .50     1.25
         55       150      200      300     175      500      225      DEC      .50     1.25

55       55       175      200      350     250      350      400      700      .50     .75
         50       150      200      350     225      400      350      DEC      .50     .75
         45       150      200      300     200      500      300      DEC      .25     1.00


The following procedure should be used for the calculation of the "joint percent extra rating" and/or the "joint flat extra rating" for substandard Vermont Legacy policies:


    1. Calculate table of qx standard and table of qy standard, given table of 1x standard and table of 1y standard. (Appendix 2)

    2. Calculate standard survivorship whole life mortality table, qz standard, given two single life mortality tables, qx standard and qy standard, (Appendix 1)

    3. Calculate rated single life mortality tables, qx actual and qy actual, given table of qx standard, table of qy standard, and the following underwriting information:

    a.     % rating x and % rating y (Appendix 3a)

           or

    b.     flat rating x, flat term x, flat rating y, and flat term y.
           (Appendix 3b)

    4. Calculate actual survivorship whole life mortality table, qz actual, given tables of qx actual and qy actual, (Appendix 1)

    5. Calculate the survivorship expectation of life, ez actual, given table of qz actual. (Appendix 4)

    6.     Solve for rating(s) on case as a whole:

           a. Select test rating.

           (i) Percent extra rating on case as a whole

           The set of permissible ratings will most likely include the following ratings: 100%, 125%, 150%, 175%, 200%, 225%, 250%, 300%, 350%, 400%,
           500%, 600%, 700%, 800%, 900%, 1000%.

                 or

           (ii) Flat extra rating on case as a whole.

           The set of permissible ratings will include flat ratings between $4 and $25 (or some other high number) per $1000 at increments of $0.25 per $1000. The term for this flat extra will be the largest of all the terms of the individual flat extra ratings.

           b. Calculate table of qz test, given table of qz standard and test rating. (Appendix 3a or 3b)

           c. Calculate e z test, given table of q z test, (Appendix 4)

           d. If e z test e z actual, then the test rating has been found. (This will rarely happen.)

           e. If e z test > ez actual, then the test rating is too low. Select a higher test rating and repeat from 4.b.

           f. If e z test < e z actual, then the test rating is too high. Select a lower test rating and repeat from 4.b.

           g. When two adjacent permissible test ratings are converged upon such that one of the test ratings is too low and the other, too high, select the higher of the two test ratings as the survivorship whole life rating. However, if 125% is arrived at as the survivorship whole life rating, then return a rating of 100%, i.e. standard.

Note: At any given time, three ratings must be stored:

           i.   the highest rating known to be too low,
           ii.  the lowest rating known to be too high, and
           iii. the current test rating (which will always lie between I and ii above).

                                   APPENDIX 1

     Calculation of survivorship whole life mortality table, q z, given q x and q y

     1. If actual ages x and y are not equal, then the tables q x and q y will not be of equal length. The shorter of the two tables should be padded with 1's at the end to make the two tables of equal length.

      a.   Calculate table of tpx, given table of q x.

                   o p x = 1
                   t p x = t-1px * (1-q x - t -1)
                   for 1 <= t <= 100-x

      b.   Calculate table of tpy, given table of qy, in same manner.

      c.   Calculate table of tpz, given tables of tpx and tpy.

                   tpz = tpx + tpy - (tpx * tpy)

                  for 0<= t <= 100 - min (x,y)







Note: For programming purposes tpz cannot be allowed to equal 0. IN such cases set tpz equal to .00000001. This will avoid division by 0.

     d.    Calculate table of q z, given table of t p z.

                qz-t = 1- t+1pz
                         -------
                           tpz

                for 0<= t  <= 99 min(x,y)

2. However, if actual mortality (rather than standard) is being used and x is uninsurable, then qz+t = qy-t for 0<= t <= 99-min (x,y).


     If the actual mortality is being used and y is uninsurable, then qz+t = qx-t for 0<= t <= 99-min (x,y).


NOTE: If the age of the insurable life is greater than the age of the uninsurable life, the table of q's for the insurable life must be extended with ones (as described in step 1). The w in Appendix 4 may then be defined as min (x,y).

Without this extension, w must be defined as:

            min (x,y)   both insurable
    w=       x          x insurable, y uninsurable
             y          y insurable, x uninsurable

                                   APPENDIX 2

Calculation of table of q, given table of 1

1.   Calculate the ultimate q's

        qw+t = 1w+t - 1w+t+1
                     ---------         for 0 <= t <= 99-w
                   1 w+t

2. Apply the 1980 CSO select factors (sel w) to determine select q's for the first 10 durations.

        q[w]+t = qw+t  * selw, t+1          t=0, 1, 2,...., 9

                i.e. q[w] = qw  *  sel w,1
                     q[w]+1 = qw+1  *  sel w,2




                     q [w]+9 = qw+9  *  sel w,10


The select factors (sel w) depend on sex and issue agge and can be found on the next page. Unisex select factors will depend on the 1980 CSO unisex table being used. In this case, table b is being used, so:

        sel u w = .3 sel m w + .2 sel f w, rounded to 2 decimals



                              EXHIBIT 3, CONTINUED


                                     TABLE A

              SELECTION FACTORS FOR ALTERNATE METHOD OF DETERMINING
           LIFE INSURANCE RESERVES AND DEFICIENCY RESERVE REQUIREMENTS
================================================================================

ISSUE AGES                                           POLICY YEAR
                 -----------------------------------------------------------------------------------
                  1        2        3       4        5        6        7        8       9        10
                                      Males
                 -----------------------------------------------------------------------------------
Under 20         100%     100%     100%     100%    100%     100%     100%     100%     100%    100%
20-39             75       80       85      90       90       95       95       95      95       95
40-44             70       75       80      85       85       90       95       95      95       95
45-49             65       70       75      80       80       85       90       90      90       90
50-54             61       65       70      75       75       80       85       85      85       85
55-59             56       60       65      70       70       75       80       80      80       80
60-64             52       56       60      65       65       70       75       75      75       75
65 and over       48       52       55      60       60       65       70       70      70       70


                 -----------------------------------------------------------------------------------
                                     Females
                 -----------------------------------------------------------------------------------
Under 20          100%     100%     100%     100%    100%     100%     100%     100%     100%    100%
20-29             96       96       96      100      100      100      100      100     100      100
30-34             92       92       96      96       96       100      100      100     100      100
35-39             88       88       92      96       96       96       96       100     100      100
40-44             84       84       88      92       92       92       92       95      95       95
45-49             80       80       84      88       88       88       88       90      90       90
50-54             76       76       80      84       84       84       84       85      85       85
55-59             72       72       76      80       80       80       80       80      80       80
60-64             68       68       72      76       76       76       80       80      80       80
65-69             64       64       68      72       72       72       75       75      80       80
70 and over       60       60       64      68       68       72       75       75      80       80




NOTE - Selection factor equals 100 percent for policy years 11 and over.


                                   APPENDIX 3a

Calculation of rated table of q, given standard table of q and percent extra rating or "uninsurable" status

1. If the life or case in question is not uninsurable, then the following process should be used:

     q w+t temp = (%rating w/100)  *  q w+t
         For 0 <= t <= 99-w

     q w+t rated = lesser of

        i. q w+t temp and

        ii. the greater of o.5 and q w +t

        for 0 <= t <= 99-w

2. If the life in question is uninsurable, then the following process should be used:

      q w+t rated = 1 for 0 <= t <= 99-w.

Alternatively, in this case, q w+t rated can be set equal to q w+t. This table will not actually be used because the survivorship mortality will be based entirely upon the mortality of the person who is not uninsurable.

                                   APPENDIX 3b


Calculation of rated table of q, given standard table of q, flat extra rating, and term of flat extra rating

                q w+t temp = q w+t + flatrating w / 1000

                       for 0<= t < flatterm w

                q w+t rated = lesser of

                i. qw +t temp and

               ii. the greater of 0.5 and q w+t

                    for 0 <= t <= 99-w

                                   APPENDIX 4


         Calculation of the expectation of life, e, given table of q

         a. Calculate t p w

         o p w = 1

         t p w = t-1 p w  * (1-q w+t-1)

         for 1 <= t <= 100w

        2.  Calculate e w

                 100 w
           e w = sum  tpw/ 1+i) t-1, where i =.12
                  t = 1

The expectation of life, e w, may be interpreted as representing the average future lifetime in years of a life aged w.

                                   SCHEDULE C

                         INFORMATION ON RISKS REINSURED

1.    Type of Transaction
2.    Effective Date of Transaction
3.    Automatic/Facultative Indicator
4.    Policy Number
5.    Full Name of Insured
6.    Date of Birth
7.    Sex
8.    Smoker/Nonsmoker
9.    Policy Plan Code
10.   Insured's State of Residence
11.   Issue Age
12.   Issue Date
13.   Duration from Original Policy Date
14.   Face Amount Issued
15.   Reinsured Amount (Initial Amount)
16.   Reinsured Amount (Current Amount at Risk)
17.   Change in Amount at Risk Since Last Report
18.   Death Benefit Option (For Universal Life Type Plans)
19.   ADB Amount (If Applicable)
20.   Substandard Rating
21.   Flat Extra Amount Per Thousand
22.   Duration of Flat Extra
23.   PW Rider (Yes or No)
24.   Previous Policies (Yes or No)
25.   Premiums

                                     SAMPLE
                                     ------

                               ACCOUNTING SUMMARY

CEDING COMPANY:     __________________________________________

ACCOUNT NO:         __________________________________________

PREPARED BY:        _______________________ Phone: (__)_______

DATE PREPARED:      __________________________________________

TYPE OF REINSURANCE:

     Yearly Renewable Term  _____
     Coinsurance            _____
     Modified Coinsurance   _____
     Other                  _____

VALUATION DATE: ___________________________________________



                       LIFE          WO           AD        TOTAL
Premiums
         First year    _____      ______         _____      _____
         Renewal       _____      ______         _____      _____

Allowances
         First Year    _____      ______         _____      _____
         Renewal       _____      ______         _____      _____

Adjustments
         First Year    _____      ______         _____      _____
         Renewal       _____      ______         _____      _____

Net Due
         First Year    _____      ______         _____      _____
         Renewal       _____      ______         _____      _____
         TOTAL DUE     _____      ______         _____      _____


             The above information should be a summary of the detail
                             information provided to

                                     SAMPLE

                             POLICY EXHIBIT SUMMARY
                             (Life Reinsurance Only)

CEDING COMPANY:   ______________________________________________

ACCOUNT NO:       ______________________________________________
PREPARED BY:      ___________________________ Phone: (___) _____
DATE PREPARED:    ______________________________________________

TYPE OF REINSURANCE:

         Yearly Renewable Term      _____
         Coinsurance                _____
         Modified Coinsurance       _____
         Other                      _____

VALUATION DATE:   _____________

                                            NUMBER OF       AMOUNT
                                            POLICIES        OF REINSURANCE
A.       Inforce Beginning                  __________      ____________
         of Period __/__/__

B.       New Paid Reinsurance Ceded         __________      ____________
C.       Reinstatements                     __________      ____________
D.       Revivals                           __________      ____________
E.       Increases (Net)                    __________      ____________
F.       Conversion In
G.       Transfers In
                                            __________      ____________
H.       Total Increases (B - G)            __________      ____________
                                            __________      ____________
I.       Deaths                             __________      ____________
J.       Maturities                         __________      ____________
K.       Cancellations                      __________      ____________
L.       Expiries                           __________      ____________
M.       Surrenders                         __________      ____________
N.       Lapses                             __________      ____________
O.       Recaptures                         __________      ____________
P.       Other Decreases (Net)              __________      ____________
Q.       Reductions                         __________      ____________
R.       Conversions Out                    __________      ____________
S.       Transfers Out                      __________      ____________

T.       Total Decreases (I-S)              __________      ____________

U.       Current Inforce __/__/____________ ____________
         (A + H - T)

                                     SAMPLE

                             RESERVE CREDIT SUMMARY

CEDING COMPANY:   _________________________________________


ACCOUNT NO:       _________________________________________
PREPARED BY:      ________________________ Phone (___)_____
DATE PREPARED:    _________________________________________

TYPE OF REINSURANCE:

         Yearly Renewable Term      _____
         Coinsurance                _____
         Modified Coinsurance       _____
         Other                      _____

VALUATION DATE:   ___________

TYPE OF RESERVES:
         Statutory         ____
         GAAP              ____
         Tax               ____




                                                          ISSUE
                                VALUATION BASIS           YEAR     INFORCE  INFORCE  RESERVE
                          MORTALITY  INTEREST VALUATION   RANGE    COUNT    AMOUNT   CREDIT

A.     Life Insurance
                        ---------  ------------------   -----    -----    ------   ------
B.     Accidental Death
         Benefit
                        ---------  ------------------   -----    -----    ------   ------

C.     Disability
       Active Lives
                        ---------  ------------------   -----    -----    ------   ------

D.     Disability
       Disabled Lives
                        ---------  ------------------   -----    -----    ------   ------

E.     Other, Please
        Explain
                        ---------  ------------------   -----    -----    ------   ------

                                                                 GRAND TOTAL:__________


--------------------------------------------------------------------------------
__Trial  __Facultative: Please send approval __Facultative     __ Automatic
                                               Obligatory
--------------------------------------------------------------------------------
__Joint Life   __YRT   __Other               __Self            __ Age Last
                                               Administered
--------------------------------------------------------------------------------
__Single Life  __COINS __MRT                 __Individual         Age Nearest
                                               Cession
--------------------------------------------------------------------------------

         Last Name    First Name     M.I.   Date of Birth     Sex      Age
         ---------    ----------     ----   -------------     ---      ---
LIFE #1
LIFE #2

         Smoker/Non   State of Birth   State of Res.   Occupation     SS#
         ----------   --------------   -------------   ----------     ---
#1
--------------------------------------------------------------------------------
#2
--------------------------------------------------------------------------------

                                                              ACCIDENTAL DEATH
                           LIFE #1  LIFE #2 Premium Waiver    LIFE #1  LIFE #2    Plan Name

Previous Ins. in force     _____    _____   _____________     _______  ______      _________
 of which we retain
Rating, if substandard     _____    _____   _____________     _______  ______      _________
Insurance now applied for  _____    _____   _____________     _______  ______      _________
 or which we will retain   _____    _____   _____________     _______  ______      _________
Rating, if substandard     _____    _____   _____________     _______  ______      _________
Reinsurance requested      _____    _____   _____________     _______  ______      _________


**If this is a new plan, make sure you furnish us full plan details.


This cession represents:
__New Business                         ___Term Conversion
__Guaranteed Insurability Option       ___Amended Cession


If Amendment: Reason ___________________________________ Effective Date_________

Original Policy No. ______Date of Original Policy ____ Valuation Basis _________


PREMIUM WAIVER REINSURANCE               ACCIDENTAL DEATH REINSURANCE
Rider Form No.             _______
Age Expiry                 _______       Rider Form No._______
Premium to be Waived:      _______       Age Expiry _______
Premium for Waiver Benefit _______


------------------------   ------------------------  ---------------- ---------
DATED AT                   CEDING COMPANY            DATE              BY

Other Comments
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



This _______________________day of _____________, 19___

Reinsurance Policy No. ________________________________

--------------------------------------------------------------------------------
__Trial  __Facultative: Please send approval __Facultative     __ Automatic
                                               Obligatory
--------------------------------------------------------------------------------
__Joint Life   __YRT   __Other               __Self            __ Age Last
                                               Administered
--------------------------------------------------------------------------------
__Single Life  __COINS __MRT                 __Individual         Age Nearest
                                               Cession
--------------------------------------------------------------------------------

         Last Name    First Name     M.I.   Date of Birth     Sex      Age
         ---------    ----------     ----   -------------     ---      ---
LIFE #1
LIFE #2

         Smoker/Non   State of Birth   State of Res.   Occupation     SS#
         ----------   --------------   -------------   ----------     ---
#1
--------------------------------------------------------------------------------
#2
--------------------------------------------------------------------------------

                                                              ACCIDENTAL DEATH
                           LIFE #1  LIFE #2 Premium Waiver    LIFE #1  LIFE #2    Plan Name

Previous Ins. in force     _____    _____   _____________     _______  ______      _________
 of which we retain
Rating, if substandard     _____    _____   _____________     _______  ______      _________
Insurance now applied for  _____    _____   _____________     _______  ______      _________
 or which we will retain   _____    _____   _____________     _______  ______      _________
Rating, if substandard     _____    _____   _____________     _______  ______      _________
Reinsurance requested      _____    _____   _____________     _______  ______      _________


**If this is a new plan, make sure you furnish us full plan details.


This cession represents:
__New Business                         ___Term Conversion
__Guaranteed Insurability Option       ___Amended Cession


If Amendment: Reason ___________________________________ Effective Date_________

Original Policy No. ______Date of Original Policy ____ Valuation Basis _________


PREMIUM WAIVER REINSURANCE               ACCIDENTAL DEATH REINSURANCE
Rider Form No.             _______
Age Expiry                 _______       Rider Form No._______
Premium to be Waived:      _______       Age Expiry _______
Premium for Waiver Benefit _______


------------------------   ------------------------  ---------------- ---------
DATED AT                   CEDING COMPANY            DATE              BY

Other Comments
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



This _______________________day of _____________, 19___

Reinsurance Policy No. ________________________________

                                 Amendment No. 1
                                       To
              Automatic Yearly Renewable Term Reinsurance Agreement
                           (Effective October 1, 1994)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and

The parties agree to the following:

1. SCHEDULE B, REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM, Single Life Policies, shall be amended to the following:

     For the '96 Series Term Plans, Standard annual premiums per $1000 Reinsured shall be the following percentages of the RPR rates attached to Schedule B of this Agreement:

         Nonsmoker                          Smoker
      --------------------------------------------------

      --------------------------------------------------

2. The effective date of this Amendment is October 1, 1996.

NATIONAL LIFE INSURANCE COMPANY

By:    Frank A. Hacker
       ----------------
Title: VP & Actuary
       -------------
Date:  8/1/97
       -------------

By:    Matthew Winchester
       ------------------
Title: Reinsurance Administrator
       -------------------------
Date:  8/19/97
       -------

                                 Amendment No. 2
                                       To
                 Automatic Renewable Term Reinsurance Agreement
                           (Effective October 1, 1994)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and

WHEREAS, CEDING COMPANY and ___ have entered into an Automatic and Facultative Coinsurance Agreement effective October 1, 1996 (Agreement 01631639) under which ____ agrees to reinsure CEDING COMPANY's '96 Series Term Policies; and

WHEREAS, term policies reinsured under Agreement 01631639 may be converted to permanent insurance policies which are eligible for reinsurance under this Agreement 01631322'

WHEREAS, CEDING COMPANY and ___ wish to provide for reinsurance of such converted policies under this Agreement 01631322.

                                A G R E E M E N T

In consideration of the foregoing CEDING COMPANY and SECURITY agree will reinsure term policies which have been converted to permanent insurance policies in accordance with the terms and conditions set forth in this Agreement 01631322, except as amended by the following:

1. SCHEDULE A, 1. PLANS REINSURED, shall be amended by adding the following:

All term policies which were reinsured under the Automatic and Facultative Coinsurance Agreement between CEDING COMPANY and effective October 1, 1996 and have been converted to permanent insurance policies. 2.

     SCHEDULE A, 2. AUTOJMATIC PORTION REINSURED, shall be amended to include the following:

     will automatically reinsure 55.6% of the excess above CEDING COMPANY's retention.

3.   SCHEDULE A, 3. RETENTION LIMITS, shall be amended to include the following:

                            AGES               LIMIT
                            ----               -----
                            All         $1,000,000 for Risks Engaged in
                                        Aviation or Hazardous Sport.

                                        $3,000,000 for All Other Risks

4. SCHEDULE A, 4. AUTOMATIC ACCEPTANCE LIMITS, shall be amended to include the following:

     On any one life the amount automatically reinsured with ___ including CEDING COMPANY's retention limit as staed in NO. 2 above, shall not exceed the following:

                    ISSUE AGE         STANDARD RISKS ONLY
                    ---------         -------------------

                      0-75        $5,560,000 for Risks Engaged in
                                  Aviation or Hazardous Sports.

                                  $8,340,000 for All Other Risks.

5. SCHEDULE B, REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM, shall be amended to include the following:

     Annual reinsurance premiums for conversions shall be as shown in the Current Premiums per Thousand for Conversions of '96 Series Quota Share Term policies attached to this Schedule B. Reinsurance rates shall be based on the original issue age, duration since issuance of the original policy and original underwriting classification.

6.   The effective date of this Amendment is October 1, 1996.

     NATIONAL LIFE INSURANCE COMPANY

     By:      Frank C. Hacker
              -----------------
     Title:   VP & Actuary
              -----------------
     Date:    8/19/97
              -----------------

     By:      Matthew Winchester
              ------------------
     Title:   Reinsurance Administrator
              -------------------------
     Date:    8/19/97
              --------------------

                                 Amendment No. 3

                                       To

                 Automatic Renewable Term Reinsurance Agreement
                           (Effective October 1, 1994)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                                                 and

     The parties agree to the following:

1. Exhibit 3 to Schedule B of the Agreement is hereby deleted in its entirety and replaced by the new Exhibit 3 attached to this Amendment No. 3.

2.       The effective date of this Amendment is March 24, 1997.


NATIONAL LIFE INSURANCE COMPANY

     By:      Frank C. Hacker
              -----------------
     Title:   VP & Actuary
              -----------------
     Date:    8/19/97
              -----------------

     By:      Matthew Winchester
              ------------------
     Title:   Reinsurance Administrator
              -------------------------
     Date:    8/19/97
              --------------------

                                    EXHIBIT 3

The following will replace the Joint Equal Age Calculation Amendment 1 to the _____YRT Agreement Addition of Last Survivor Plan.

The decrease YRT premium rates ____ _____ _____ to reinsurance of National Life's list survivor policies reinsured under this agreement. The substandard ____ extra premium shall be the ___ ____ assessed the multiplied by 25% of the standard rates described below. The total premium (standard premium + sub-standard table extra premium but excluding any flat extra premium) in any year ___ ____ exceed $5,500 per thousand. Reinsurance premiums shall be based on a joint equal age of the insurers under the policy. The Joint Equal Age shall be calculated by using the following ____ in the order indicated.

                                    Table A

                         Smoker to Nonsmoker Conversion

If one insured is a nonsmoker and one a smoker the following adjustments shall be made to convert the smoker's age to a nonsmoker's age:

                                 Male Ages - 6
                                 Femal Ages - 4

                                    Table B

                           Female to Male Conversion

To convert the age of any female to a corresponding male age, the following adjustments should be made:


                                  All ages -5

                                    Table C

Joint Equal Age Calculation

ONce two male ages have been converted to the same smoking class, the following table shall be used to determine a Joint Equal Age:

Difference in Age               Age to Younger Age
        0                               0
        1-2                             1
        3-4                             2
        5-6                             3
        7-9                             4
        10-12                           5
        13-15                           6
        16-18                           7
        19-23                           8
        24-28                           9
        29-34                           10
        35-39                           11
        40-44                           12
        45-47                           13
        48-50                           14


                                         RATINGS
                                         -------

         M   200      Std      200     500      Std      Unins    Std      $5/5 yrsStd
Female   F   Std      200      200     Std      500      Std      Unins    Std     $5/5 yrs
------   -   ---      ---      ---     ---      ---      ---      -----    ---     --------

85           175      175      300     225      250      250      300      1.25    1.25
80           150      200      300     175      350      200      500      1.00    1.50
75           150      225      300     150      500      175      900      2.00    3.00

80           175      175      350     225      250      250      350      .75     1.00
75           150      200      300     175      350      200      600      .75     1.25
70           150      225      3.00    150      500      175      Dec      1.00    1.75

75           175      175      300     225      300      250      400      .50     .75
70           150      200      300     175      350      200      700      .50     .75
65           150      225      350     175      500      175      Dec      .75     1.25

70           150      175      300     225      300      300      500      .50     .50
65           150      200      300     175      400      25       800      .50     .50
60           STD      200      300     150      500      175      Dec      .25     .50

65           175      175      350     225      300      300      600      .25     .50
60           150      200      300     200      400      225      800      .25     .50
55           STD      200      300     175      500      200      Dec.     .25     .50

55           175      200      350     250      350      400      700      .25     .25
50           150      200      350     225      400      350      Dec.     .25     .25
45           150      200      350     200      500      300      Dec      .25     .25


The following procedure should be used for the calculation of the "joint percent extra rating: and/or the "joint flat extra rating" for substandard Second-to-die policies:

1. Calculate tables of standard qx's and standard qy's given a table of standard ultimate q's and the select factors for individuals x and y. Repeat, calculating tables of standard qz's for a male and female, where z is equal equivalent issue age of individuals x and
        y. (Appendix 2).

2. Calculate standard survivorship whole life mortality table, q[zz] standard, where zz is the equal equivalent issue age for x and y, using the standard mortality tables, q[z] male and q[z] female calculated in step 1 above (Appendix 1).

3. Calculate actual single life mortality tables, q[x] actual and q[y] actual, for x and y using the tables of standard q's calculated in step 1 and the following underwriting information:

          a. % rating, and % rating, (Appendix 3a)

               or

          b. flatrating x, flatterm x, flatrating y, and flatterm y, (Appendix 3b)

4. Calculate actual survivorship whole life mortality table, q{xy} actual, given tables of q[x] actual and q[y] actual calculated in step 3 above. (Appendix 1)

5. Calculate the annuity factor, a(xy) actual, given the table of q[xy] actual calculated in step 4 above. (Appendix 4)

6.      Solve for rating(s) on case as a whole.

a.      Select test rating.

        (i) Percent extra rating on case as a whole

         The set of permissible ratings will most likely include the following ratings: 100%, 125%, 150%, 175%, 200%, 225%, 250%, 300%, 350%, 400%,
         500%, 600%, 700%, 800%, 900%, 1000%.

         (ii) Flat extra rating on case as a whole.

         The set of permissible ratings will include flat ratings between $0 and $25 (or some other high number) per $1000 at increments of $0.25 per $1000. The term for this flat extra will be the largest of all the terms of the individual flat extra ratings.

b. Calculate table of q[zz]test, given table of q[zz] standard and test rating. (Appendix 3a or 3b)

c.      Calculate a [zz]test, given table of q[zz]test.  (Appendix 4)

d. If a [zz]test = a [xy] actual, then the test rating has been found. (This will rarely happen.)

e. If a[zz] test > a [xy] actual, then the test rating is too low. Select a higher test rating and repeat from 4.b.

f. If a [zz] test < a[xy] actual, then the test rating is too high. Select a lower test rating and repeat from 4.b.

g. When two adjacent permissible test ratings are converged upon such that one of the test ratings is too low and the other, too high, select the higher of the two test ratings as the survivorship whole life rating.

        However, if 125% is arrived at as the survivorship whole life rating, then return a rating of 100%, i.e. standard.

        Note: At any given time, three ratings must be stored:

        i.      the highest rating know to be too low.
        ii.     the lowest rating known to be too high, and
        iii. the current test rating (which will always lie between i and ii above).

                                   APPENDIX 1


Calculation of survivorship whole life mortality table, q[xy] given q[x] and q[y]

1. If actual ages x and y are not equal, then the tables q[x] and q[y] will not be of equal length. The shorter of the two tables should be padded with 1's at the end to make the two tables of equal length.

        a.      Calculate table of p[x] given a table of q[x]+t's


                op[x] = 1
                tp[x] = t-1 p [x]  *  )1-q[x]+t-1
                for 1< t < 100-x

        b. Calculate the table of tp[y], given a table of q[x]+t's, in same manner.

        c.      Calculate the table of tp[xy], given tables of tp[x] and tp[y].

                tp[xy] = tp[x] + tp[y]-(tp[x] * tp[y])
                for 0 < t < 100-min(x,y)

        NOTE: To avoid division by 0, tp[xy] cannot be allowed to equal 0. In such cases set tp[xy] equal the smallest positive number (10*) commonly allowed by all systems programming this calculation. 10-8 = 0.00000001 was previously suggested.


        d.      Calculate table of q[xy], given table of tp[xy]

                q[xy]+t = 1-t+1p[xy]/tp[xy], for 0 < t < 99-min (x,y)

2. However, if actual mortality (rather than standard) is being used and x is uninsurable, then

                        q[xy]+t = q[y]+t for 0 < t < 99 min {x,y}

        If actual mortality is being used and y is uninsurable, then

                        q[xy]+t = q[x]+t for 0 < t < 99 min {x,y}

        NOTE: If the age of the insurable life is greater than the age of the uninsurable life, the table of q's for the insurable life must be extended with ones (as described in step 1). The win Appendix 4 may then be defined as min (x,y).

        Without this extension, w must be defined as:

                min (x,y)   both insurable
        w =     x           x insurable, y uninsurable
        w =     y           y insurable, x uninsurable

                                   APPENDIX 2


Calculation of table of q's to be used in the calculation.

1. Look up the ultimate q's in the appropriate table (male, female or unisex) of q's starting with issue age w.

2. Apply the 1980 CSO select factors (selw,t) to determine select q's for the first 10 durations.


                q[w]+t = qw+t  *  sel w,t+1     t = 0,1,2,...,9

                i.e. q[w] = qw *sel w,1

                     q [w]+1 = qw+1  *  sel w,2

                        .

                        .

                        .

                q[w]+9 = qw+9  *  sel w,10

The select factors (selw,t) depend on sex and issue age and can be found on the next page. If unisex mortality were being used, the unisex select factors would depend on the 1980 CSO unisex table being used. In this case, unisex table D would be used, so:

        sel, unisex = .5* (selw male + sel w female) rounded up to 2 decimals.

                                  Appendix 3a

Calculation of rated table of q's, given standard table of q's and percent extra ratig or "uninsurable" status.

      1. If the life or case in question is not uninsurable, then the following process should be used:


                q[w]+t temp = % rating w/100) * q [w]+t

                for 0 < t < 99 - w

                q[w]+t rated = lesser of
                        i. q[w]+t temp and ii. the greater of 0.5 nad q[w] +t

                        for 0 < t < 99 - w

        2. If the life in question is uninsurable, then the following process should be used:

                q[w]+t rated = 1  for 0 < t < 99 - w

        Alternatively, in this case, q[w]+t rated can be set equal to q[w]+t. This table will not actually be used because the survivorship mortality will be based entirely upon the mortality of the person who is not uninsurable.

                                  APPENDIX 3b

Calculation of rated table of q's given standard table of q's, flat extra rating, and term of flat extra rating

        q[w]+t term = q[w]+t + flatratingw/1000  for 0< t < flatterm w

        q[w]+t rated = lesser of

                i. q[w]+t temp and ii.  the greater of 0.5 nad q[w]+t for
                    0 < t < flatterm w.

                = q[w]+t for t>flattermw.

                                   APPENDIX 4


        Calculation of the annuity value, a, given a table of q's

                a.      Calculate t p [w]

                        o p [w] = 1

                        t p [w] = t-1 p [[w] * (1-q[w]+t-1)

                        for 1 < t < n, where

                        n =     100-w for percent extra ratings

                                the largest of all flatterms for flat extra ratings

                2.      Calculate a(w)

                        a(w) = sum t p [w] (1 '/.i), where i = .12

                        t = 1

The annuity factor, a[w], is the present value of a string of payments of 1 each year for the indicated number of years and discounted for interest and mortality for a life status wiht issue age w. It was found to better differentiate between substandard cases than a simple expectation of life.

                                Amendment No. 4
                                       to
             Automatic Yearly Renewable Term Reinsurance Agreement
                          (Effective October 1, 1994)

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                      and

WHEREAS, CEDING COMPANY wishes to cede to _____ under the terms of the Agreement, SECURE PLUS EQUITY INDEXED LIFE policies issued by Life of the Southwest and 100% reinsured by CEDING COMPANY,

The parties agrees to the following:

1. Paragraph 1, PARTIES TO AGREEMENT, is hereby amended in its entirety to read:

        PARTIES TO AGREEMENT. This Agreement is soley between and CEDING COMPANY. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between ____ and any other person, for example, any insured, policyowner, agent, beneficiary, assignee or any company whose policies are reinsured by CEDING COMPANY. CEDING COMPANY agrees that it will not make _____ a party to any litigation between any such third party and CEDING COMPANY. CEDING COMPANY shall not use ___ name with regard to CEDING COMPANY'S agreements or transactions with these third parties unless ______ gives prior written approval for the use of its name.

2.  Paragraph 2, YRT REINSURANCE, is hereby amended in its entirety to read:

YRT REINSURANCE. This Agreement including the attached Schedules states the terms and conditions of automatic reinsurance which shall be on a yearly renewable term basis. This Agreement is applicable only to reinsurance of policies directly written by CEDING COMPANY, or directly written by Life of the Southwest and reinsured by CEDING COMPANY. Any policies acquired through merger of another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.

3. Paragraph 13d., CONTESTED CLAIMS, is hereby amended by adding the following new paragraph:

         CEDING COMPANY will notify ____ if Life of the Southwest intends to contest, compromise, or litigate a claim involving a reinsured policy. If the contest, compromise, or litigation results in a reduction of CEDING COMPANY's liability on the reinsured risk, ___ will share in the reduction in the proportion that ___ net liability bears to net liability of all reinsurers immediately prior to such reduction. If ___ should decline to participate in the contest, compromise or litigation, ___ will then release all of it's liability by paying CEDING COMPANY it's full share of reinsurance and not sharing in any subsequent reduction in its liability.

4. Paragraph 18, ERRORS AND OMISSIONS, is hereby amended by adding the following sentence:

         If CEDING COMPANY makes an adjustment to Life of the Southwest due to a misunderstanding, oversight or error with regard to a reinsured policy, such adjustment shall be passed through to

5.       The effective date of this Amendment is September 1, 1997.

NATIONAL LIFE INSURANCE COMPANY

By:    /s/  Craig A. Smith
       -------------------
Title: VP & Actuary
       -------------------
Date:  4/2/98
       -------------------

By:    Matthew Winchester
       -------------------
Title: Reinsurance Administrator
       -------------------------
Date:  4/2/98
       -------------------

                                 Amendment No. 5

                                       To

              Automatic Yearly Renewable Term Reinsurance Agreement
                           (Effective October 1, 1994)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and

The parties agree to the following:

1. Schedule A, Paragraph 1, is amended by adding to clarify that the following supplemental benefit forms are reinsured under this
         Agreement:

         Accelerated Benefits Rider
         Policy Continuation Rider (for First to Die Policies)
         Flexible Term Rider (for Single Life, First to Die and Second to Die Policies) Adds Rider and Dividend Additions (for Single Life, First to Die and Second to Die Policies)

2. Schedule A. Paragraph 2, AUTOMATIC PORTION REINSURED, is hereby amended in its entirety to read:

         For these policy forms, ___ will automatically reinsure those on which the insured's surname begins with letters A through Z, inclusive.

         For these policy forms, ____ will automatically reinsure 25% of each risk on a first dollar quota share basis.

3. The section entitled Single Life Policies, which is set forth in Schedule B, Paragraph 1.a., is hereby amended in its entirety to read:

SINGLE LIFE POLICIES

         The standard annual reinsurance premiums per $1000 reinsured shall be 95% of the RPR Rates attached to Schedule B of the Agreement.

4. The section entitled SECOND TO DIE POLICIES, which is set forth in Schedule B, Paragraph 1.a. is hereby amended in its entirety to read:

         SECOND TO DIE POLICIES

         The annual premiums per $1,000 reinsured shall be ___% of the Last Survivor rates attached to Schedule B of the agreement, using the joint and equivalent age and substandard ratings calculated as shown in the
         Exhibit 3 set forth in Amendment No. 3 to the Agreement. The maximum reinsurance premium per $1,000 reinsured shall be no more than

5.       The effective date of this Amendment is September 1, 1997.


NATIONAL LIFE INSURANCE COMPANY

By:    Craig A. Smith
       -------------------
Title: VP & Actuary
       -------------------
Date:  4/2/98
       -------------------

By:    Matthew Winchester
       -------------------
Title: Reinsurance Administrator
       -------------------------
Date:  4/2/98
       -------------------

                                 Amendment No. 6

                                       To

              Automatic Yearly Renewable Term Reinsurance Agreement
                          (Effective October 1, 19954)

                                     between

                         NATIONAL LFIE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and

The parties agree to the following:

1. The following is added to the end of Paragraph 6. BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES, a., LIFE INSURANCE:

         In the event payment is made under any policy prior to the death of the insured due to the exercise of an accelerated benefit option, the amount of reinsurance will be reduced in proportion to the reduction in the reinsured policy's net amount at risk.

2. Paragraph 13., CLAIMS, c. AMOUNT AND PAYMENT OF BENEFITS is deleted in its entirety and replaced by the following:

         AMOUNT AND PAYMENT OF BENEFITS. As soon as receives proper claim notice and proof of the claim, ___ will promptly pay the life reinsurance benefits due CEDING COMPANY. If all or a portion of a claim on a reinsured policy is paid prior to death under the terms of an accelerated benefit rider or provision, ___ shall participate in payment of such benefits in the proportion that the amount reinsured bears to the total face amount of the policy.

         The maximum benefit payable to CEDING COMPANY under each reinsured policy for claims paid after the death of the insured shall be the amount specifically reinsured with _____ . In the case of accelerated benefits, the maximum benefit payable by ___ is the lesser of the amount specifically reinsured by ___ or $500,000. This will be a cumulative limit in the case of repeated partial accelerations.

         CEDING COMPANY's contractual liability for claims is binding on ____. The total reinsurance in all company's on a policy shall not exceed CEDING COMPANY's total contractual liability on the policy, less its retention used on the policy. The excess, if any, of the total reinsurance in all companies plus CEDING COMPANY's retention used on the policy over its contractual liability under the reinsured policy will be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

3. Schedule B, Paragraph a, Reinsurance Premiums, subparagraph ACCELERATED BENEFITS RIDER, is amended to read as follows:

         ACCELERATED BENEFITS RIDER
         There will be no reinsurance premium for this rider.

Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

In witness of the above, CEDING Company and ___have by their respective officers executed and delivered this Amendment NO. 6 to duplicate, on the dates indicated below, with an effective date of December 1, 1997.

NATIONAL LIFE INSURANCE COMPANY

By:    Craig A. Smith
       -------------------
Title: VP & Actuary
       -------------------
Date:  4/2/98
       -------------------


By:    Matthew Winchester
       -------------------
Title: Reinsurance Administrator
       -------------------------
Date:  4/2/98
       -------------------

                                 Amendment No. 7

                                       To

                              Reinsurance Agreement
                           (Effective October 1, 1994)

                                     Between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       And

                                 R E C I T A L S
                                 ---------------

WHEREAS, ____ currently reinsures CEDING COMPANY's plans under the Agreement;
and

WHEREAS, CEDING COMPANY wishes to cede policies issued under the Survivorship Universal Life plans to ____ under the Agreement;


                                A G R E E M E N T
                                -----------------


The parties hereby agree as follows:

1. The Survivorship Universal Life plans are hereby added to the Agreement and the Agreement is amended by adding Schedule A1 and Schedule B1, which are attached to this Amendment No. 7 and hereby incorporated into the Agreement; and

2. The terms and conditions set forth in Schedules A1 and B1 are additional and shall apply only to policies issued under the Survivorship Universal Life plans; and

3. Except for the additional terms, conditions and modifications contained in Schedules A1 and B1, all other terms of the Agreement, including any amendments thereto, remain unchanged.


Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, CEDING COMPANY and ___ have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 1, 1998.

NATIONAL LIFE
INSURANCE COMPANY

By:    Craig A. Smith
       -------------------
Title: VP & Actuary
       -------------------
Date:  2/3/00
       --------



By:    Matthew Winchester
       -------------------
Title: Reinsurance Administrator
       -------------------------
Date:  2/2/2000
       ----------

                                  SCHEDULE A.1

1. PLANS REINSURED:

         The policy plans and supplemental benefits automatically reinsured are:

                  PLANS                              FORM NO.
--------------------------------------------------------------------------------
         Survivorship UL Products
--------------------------------------------------------------------------------
         Additional Protection Benefit Rider
--------------------------------------------------------------------------------
         Policy Split Option Rider
--------------------------------------------------------------------------------
         Estate Preservation Rider
--------------------------------------------------------------------------------
         Individual Term Riders
--------------------------------------------------------------------------------
         Continuing Coverage Rider
--------------------------------------------------------------------------------
         Enhanced Death Benefit Rider
--------------------------------------------------------------------------------
         Automatic Increase Rider

--------------------------------------------------------------------------------
2.   AUTOMATIC PORTION REINSURED:

     For these policy forms, ___ will automatically reinsure those on which the insured's surname begins with letters A through Z, inclusive.

     For these policy forms, ___ will automatically reinsure 25% of each risk on a first dollar quota share basis.

3.   AUTOMATIC RETENTION LIMITS:

     LIFE INSURANCE:

     For second-to-die policies CEDING COMPANY shall retain up to $3,000,000 per life for an aggregate $6,000,000 retention on both lives.

     If an Estate Preservation Rider is issued on the life, CEDING COMPANY's retention will be adjusted when the Estate Preservation Rider expires. If the total net amount at risk under the Estate Preservation Rider plus the net amount at risk under the base plan and other riders exceeds National Life's retention of %6 million at the time of issue, then CEDING COMPANY will retain the same proportionate share of the total net amount at risk before and after the expiration of the Estate Preservation Rider. For example:

     Base Plan                      $4,000,000
     Estate Preservation Rider      $4,000,000
     Other Riders                   $2,000,000
                                    ----------
     Total Net Amount at Risk       $10,000,000

     CEDING COMPANY's Proportionate retention is 60% ($6,000,000/$10,000,000). Therefore, CEDING COMPANY will retain 60% of the net amount at risk remaining after the expiration of the Estate Preservation Rider.

4.   AUTOMATIC ACCEPTANCE LIMITS:

     On any one life, the amount automatically reinsured under all agreements with all reinsurers, including CEDING COMPANY's retention, shall not exceed the following:

                 AGES              STD - TABLE 4
                 ----              -------------
                 0-75               $20,000,000
                 76-80              $15,000,000
                 81+                    $0

5.   AUTOMATIC IN FORCE AND APPLIED FOR LIMITS:

     LIFE INSURANCE IN FORCE LIMIT:

     $35,000,000

6.   MINIMUM CESSION:

     The minimum amount of reinsurance per cession that ___ will accept is $10,000.

7.   PREMIUM DUE:

     Annual reinsurance premiums are due each month in advance. These premiums are due on the issue date and each subsequent policy anniversary.

8.   RECAPTURE PERIOD:

     The minimum number of years for a cession to be reinsured before it is eligible for recapture is 20 years.

                                  SCHEDULE B.1

             AUTOMATIC REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM
                                      BASIS

1.     LIFE INSURANCE:

a. Standard annual reinsurance premiums per $1,000 reinsured under the base policy shall be calculated in the following manner: 1) determining for reach individual insured, the single life rate from the 75-80 Select Mortality Table (attached as Exhibit B.1.1 to this Amendment) for the applicable age and duration; 2) multiplying the single life rate by the appropriate YRT Percentage from the tables below; 3) Frasierizing the single life rates as shown in the method set forth in Exhibit B.I.II.

YRT PERCENTAGES
---------------

     The following YRT percentages will be applied if the life is insured under the Ceding Company's 4 Table Program:

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

     The following YRT percentages will be applied if the life is standard and not insured under the Ceding Company's Table Program:

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

     There shall be a minimum annual reinsurance premium of ___ per $1000 reinsured in renewal years. The maximum reinsurance premium will be ___ per $1000 reinsured.

b. ADDITIONAL PROTECTION BENEFIT RIDER: Standard annual reinsurance premiums, per $1000 reinsured under the Additional Protection Benefit Rider, shall be the following percentages of the 75 - 80 Select Mortality Table rates attached to this Schedule B.1 as Exhibit B.1.1. Single life rates are then Frasierized, as determined in Exhibit B.I.II.

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

Standard annual reinsurance premiums, per $1000 reinsured under the Additional Protection Benefit Rider, shall be the following if the life is standard and not insured under the Ceding Company's 4 Table Program:

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

There shall be a minimum annual reinsurance premium of $ 5 per $1000 reinsured in renewal years.

c. POLICY SPLIT OPTION RIDER: Reinsurance premiums for this option shall be ___ of the reinsurance premiums for the base policy.

d. EXERCISE OF THE POLICY SPLIT OPTION RIDER: After a split, the reinsurance premiums per $1,000 reinsured shall be the CEDING COMPANY'S RPR Rates in effect at the time the split occurs. The premium for each policy will be determined based on attained ages at the time of the split. The policy shall be split on a 50/50 basis and each life must be rated Table 6 or better.

e. ESTATE PRESERVATION RIDER: Standard annual reinsurance premiums, per $1000 reinsured under the Estate Preservation Rider, shall be the following percentages of the 75 - 80 Select Mortality Table rates in effect at the time the Rider is issued. The single life rates are the Frasierized, as determined in Exhibit B.1.11.

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER


     Standard annual reinsurance premiums, per $1000 reinsured under the Estate Preservation Rider, shall be the following if the life is standard and not insured under the Ceding Company's 4 Table Program:

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

     There shall be a minimum annual reinsurance premium of: ___ per $1000 reinsured in renewal years.

f. INDIVIDUAL TERM RIDERS: Reinsurance premiums, per $1,000 reinsured under the Individual Term Riders, shall be the Single Life Rates attached to Schedule B of the Agreement.

g. CONTINUING COVERAGE RIDER: Reinsurance premiums for this rider shall be ____% of the rider premiums.

h. ENHANCED DEATH BENEFIT RIDER: Standard annual reinsurance premiums, per $1000 reinsured under the Enhanced Death benefit Rider, s hall be the following precentages of the 75 - 80 Select Mortality Table rates attached to this Schedule B.1 as Exhibit B.I.I. Single life rates are then Frassierized, as determined in Exhibit B.I.II.

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

Standard annual reinsurance premiums, per $1000 reinsured under the Enhanced Death Benefit Rider, shall be the following if the life is standard and not insured under the Ceding Company 4 Table Program:

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

There shall be a minimum annual reinsurance premium of $ __ per $000 reinsured in renewal years.

Reinsurance rates for this rider shall be based on the original issue age, duration since issuance of the rider and the original underwriting classification.

i. AUTOMATIC INCREASE RIDER: Standard annual reinsurance premiums, per $1000 reinsured under the Automatic Increase Rider, shall be the following percentages of the 75 - 80 Select Mortality Table rates attached to this Schedule B.1 as Exhibit B.1.I. Single life rates are then Frasierized, as determined in Exhibit B.1.II.

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

Standard annual reinsurance premiums, per $1000 reinsured under the Automatic Increase Rider, shall be the following if the life is standard and not insured under the Ceding Company's 4 Table Program.''

        PREFERRED         STANDARD          PREFERRED
        NONSMOKER         NONSMOKER         SMOKER              SMOKER

There shall be a minimum annual reinsurance premium of ___ per $1000 reinsured in renewal years. The maximum reinsurance premium will be ___ per $1000 reinsured.

Reinsurance rates for this rider shall be based on the original issue age, duration since issuance of the rider and the original underwriting classification.

j. Table rated substandard reinsurance premiums shall be the appropriate multiple of the standard reinsurance premiums (25% per table).

k. Flat Extra Reinsurance Premiums are added to each single life rate before Frasierization.

Flat Extra reinsurance premiums shall be the following percentages of such premiums charged the insured:

PERMANENT FLAT EXTRA PREMIUMS (FOR MORE THAN 5 YEARS DURATION)
--------------------------------------------------------------------------------
        FIRST YEAR
--------------------------------------------------------------------------------
     RENEWAL YEARS


TEMPORARY FLAT EXTRA PREMIUMS (FOR 5 YEARS OR LESS DURATION)
--------------------------------------------------------------------------------
        ALL YEARS

2.      SUPPLEMENTAL BENEFITS:

Not Reinsured

3.      AGE BASIS:

Age Nearest Birthday

4.      OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC.:

Annual reinsurance premiums for conversations shall be CEDING COMPANY's then current rates for permanent insurance. Reinsurance rates shall be based on the original issue agge, duration since issuance of the original policy and the original underwriting.

                                 EXHIBIT B.1.II

           CALCULATION OF "FRASIERIZED SECOND TO DIE MORTALITY RATES
           ---------------------------------------------------------


The following steps convert the single life mortality rates, attached as EXHIBIT B.1.I. into "Frasierized" second to die mortality rates:

1.      q[x] + t - 1 are the single life mortality rates for lives x and y, in policy year t

        q[y] + t - 1 obtained by taking the rates shown in Exhibit B.1.I, attached to this Schedule B.1, and dividing by 1000.\
                     (For substandard lives, add an extra 25% per table plus any flat extra.)

2.      p[x] + t - 1 = 1 - q[x] + t - 1
        p[y] + t - 1 = 1 - q[y] + t - 1

3.      t-1p[x] = p[x].p[x] + 1.p[x] + 2...p[x]+t-2
        t-1p[y] = p[y].p[y] + 1.p[y] + 2...p[y]+t-2

4.      q[x]+t-1:[y]+t-1 = t-1p[x] t-1p[y] q[x]+t-1 q[y]+t-1 ./. t-1p[x]
        (1-t-1p[y] q[x]+t-1 + (1-t-1p[x]) t-1p[y] q[y]=t-1
        ----------------------------------------------------------------
        t-1p[x] t-1p[y] + t-1p[x] (1-t-1p[y] + (1-t-1p[x]) t-1 p[y]

The Frazierized second to die mortality rate per $1,000 in policy year t= 1000q[x]+t-1:[y]+t-1.

                                Amendment No. 8

                                       to

             Automatic Yearly Renewable Term Reinsurance Agreement
                          (Effective October 1, 1994)

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                      and

The parties agree to the following:

1. Schedule A. Paragraph 2, AUTOMATIC PORTION REINSURED, is hereby amended in its entirety to read:

     For these policy forms, REINSURER will automatically reinsure those on which the insured's surname begins with letters A through Z, inclusive.

     For these policy forms, REINSURER, will automatically reinsure 20% of each risk on a first dollar quota share basis.

     In the event CEDING COMPANY's retention on the risk is full or partially full, REINSURER will automatically reinsure up to 25% of the risk.

2.   The effective date of this Amendment is May 1, 1999.


NATIONAL LIFE INSURANCE COMPANY

By:     Craig A. Smith
        ---------------
Title:  VP & Actuary
        ---------------
Date:   1/18/00
        ---------------

By:     Matthew Winchester
        ---------------
Title   Reinsurance Administrator
        -------------------------
Date:   1/18/00
        ---------------

        Also attached as Exhibit A.3.2, is an Actuarial Memorandum Addendum, which describes the differences between the Qualified and Non-qualified Riders.

2.   For clarity, Schedule B.3, Paragraph 1.a.i. shall be amended as follows:

     a. "ACCELERATED CARE RIDERS" shall be replaced with QUALIFIED ACCELERATED CARE RIDERS".

     b. The following language will be inserted after the first paragraph:
        "NON-QUALIFIED ACCELERATED CARE RIDERS: The standard annual premiums per $1,000 reinsured shall be the following percentages of the National Life Insurance Company of Vermont's Accelerated Death Benefit Rider rate tbales, using the column titled "Lifetime", attached hereto as Exhibit B.3.3.

3. Except for those additional terms, conditions and modification contained in this Amendment 12, all other terms and conditions of Amendment 11 and the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 12 in duplicate on the dates indicated below, with an effective date of June 1, 2001.



NATIONAL LIFE INSURANCE COMPANY

By:     Christy E. Day
        ---------------
Title:  Associate Actuary
        ---------------
Date:   8/2/01
        ---------------


By:     Matthew Winchester
        -------------------
Title   Reinsurance Administrator
        -------------------------
Date:   7/31/01
        ---------------

                                   AMENDMENT

                                       to

                            REINSURANCE AGREEMENT(S)

                                    Between

                        NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                      And

The parties agree to the following:

1. Except for the purposes of carrying out this Agreement and as required by law, Reinsurer shall not disclose or use any non-public personally identifiable customer or claimant information ("Customer/Claimant Information") provided by Ceding Company to Reinsurer, as such Customer/Claimant Information is defined by the Gramm-Leach-Bliley Act and related regulations. Such Customer/Claimant Information shall be shared only with those entities with which Reinsurer may, from time to time, contract in accordance with the fulfillment of the terms of this Agreement, including but not limited to Reinsurer's retrocessionaires and Reinsurer's affiliates.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, Ceding Company and Reinsurer have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of June 30, 2001.



NATIONAL LIFE INSURANCE COMPANY

By:    Christy E. Day
       -------------
Title: Associate Actuary
       -------------
Date:  9/10/01
       -------------


By:    Matthew Winchester
       -------------
Title: Reinsurance Administrator
       -------------------------
Date:  9/7/01
       -------------

The following reinsurance agreement(s) have been identified as requiring modification to comply with recently adopted privacy/confidentiality legislation.



                        ING RE
                ING RE  TREATY  CLIENT          EFFECTIVE       TREATY          BASIS OF
CEDED BY        CO.NO.   NO.    TREAT ID          DATE          TYPE            REINSURANCE       PLANS COVERED
--------        ------   ---    --------          ----          ----            -----------       -------------

National Life                                                                   Year
Insurance                                                                       Renewable
Company         163     1126    1631126         4/1/1993       Facultative      Term            Single Life products
-----------------------------------------------------------------------------------------------------------------------

National Life                                                                   Year
Insurance                                                      Automatic/       Renewable       Single Life -
Company         163     1322    1631322        10/1/1994       Facultative      Term            Table 4 products


National Life
Insurance                                                      Automatic/       -
Company         163     1639    1631639        10/1/1996       Facultative      Coinsurance     ART products

National Life                                                                   Year
Insurance                                                      Automatic/       Renewable
Company         163     1859    1631859         9/1/1997       Facultative      Term            Single Life Products

National Life                                                                   Year
Insurance                                                      Automatic/       Renewable
Company         163     2004    016-2004       12/1/1996       Facultative      Term           COLI - VUL products


National Life                                                                   Year
Insurance                                                      Automatic/       Renewable
Company         163     2768    N/A             6/1/2001       Facultative      Term           COLI - VUL products





                                AMENDMENT NO. 14
                             Effective July 1, 2001

                                     to the

             Automatic Yearly Renewable Term Reinsurance Agreement
                            Effective Octobe 1, 1994

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                      And

                                    RECITALS
                                    --------

WHEREAS, Reinsurer currently resinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to increase the maximum benefit payable for the Accelerated Benefits Rider;

                                   AMENDMENT
                                   ---------

The parties hereby agree to amend or modify the Agreement by amending Amendment 6 to increase the maximum benefit payable for the Accelerated Benefits Rider by the Reinsurer to the Ceding Company from $500,000 to $1,000,000:

1. The second paragraph in Item 2 of Amendment 6 is deleted in its entirety and replaced by the following:

        The maximum benefit payable to the Ceding Company under each reinsured policy for claims paid after death of the insured shall be the amount specifically reinsured with the Reinsurer. In the case of accelerated benefits, the maximum benefit payable by the Reinsurer is the lesser of the amount specifically reinsured by the Reinsurer, or $1,000,000. This will be a cumulative limit in the case of repeated partial accelerations.

2. Except for those additional terms, conditions and modifications contained in this Amendment 14, all other terms and conditions of Amendment 6 and the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 14 in duplicate on the dates indicated below, with an effective date of July 1, 2001.



NATIONAL LIFE INSURANCE COMPANY

By:     Christy E. Day
        -------------------
Title:  Associate Actuary
        -------------------
Date:   1/10/02
        -------------------

By:     Matthew Winchester
        -------------------
Title   Reinsurance Administrator
        -------------------------
Date:   1/10/2002
        ---------------

                                AMENDMENT NO. 15
                           EFFECTIVE JANUARY 1, 2002

                                     to the

             Automatic Yearly Renewable Term Reinsurance Agreement
                           Effective October 1, 1994

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                      And


                                    RECITALS
                                    --------

WHEREAS, Reinsurer currentlly reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to reduce the retention limits, and the Reinsurer agrees to accept these new retention lmits, as hereinafter reflected.

                                    AMENDMENT
                                    ---------



The parties hereby agree to amend or modify the Agreement and Amendment 7, as follows:

1. Schedule A. Section 3 and Schedule A.1, Section 3, are deleted in their entirety and replaced by the following:

RETENTION LIMITS:

a. With the exception of second-to-die policies, the Ceding Company will retain $1,000,000 on any one life. For second-to-die policies, the Ceding Company will retain an equal amount on each life such that the maximum retention on either life is $1,000,000.

b. On all plans other than universal life, the Ceding Company will retain, in addition to its retention stated in Section 3.a above, a share proportional to its retention stated in Section 3.a above of the additional insurance provided in the following situations:

        i.      Purchased by dividends.
       ii. Issued under the terms of a Cost of Living (COL) or other term insurance rider.
      iii. Issued under the terms of its annual premium additions rider (APAR).

      The net amount at risk on an Estate Preservation Rider issued on a second-to-die policy will be included with the net amount at risk under the base plan and other riders in determining National Life's $1,000,000 retention. At expiration of the Estate Preservation Rider, National Life will retain the same proportional share of the total net amount at risk as before expiration.

2. Except for those additional terms, conditions and modifications contained in this Amendment 15, the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 15 in duplicate on the dates indicated below, with an effective date of January 1, 2002.


0



By:     Christy E. Day
        ----------------
Title:  Associate Actuary
        ----------------
Date:   11/26/02
        ----------------


By:     Matthew Winchester
        ----------------
Title   Reinsurance Administrator
        --------------------------
Date:   11/26/2002
        ----------------

                                AMENDMENT NO. 16
                             Effective May 1, 2000

                                     to the

            Facultative Yearly Renewable Term Reinsurance Agreement
                           Effective October 1, 1994

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                      And

                                    RECITALS
                                    --------


WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company and Reinsurer wish to amend or modify, the rates for the Ceding Company's Accelerated Care Rider ("ACR") and Non-Qualified Accelerated Care Rider ("ACR") policies under the Agreement.

                                   AMENDMENT
                                   ---------

The parties hereby agree to amend or modify the Agreement, by amending Amendment 11 and Amendment 12 to specify that ACR are not issued in connection with Universal Life and Variable Universal Life policies.

1.      Schedule A3, paragraph 1.a. is amended to include the following:

        The above plan codes are not issued in connection with the Ceding Company's Universal Life or Variable Universal Life policies.

2. Except for those additional terms, conditions and modifications contained in this Amendment 16, all other terms and conditions of Amendment 11, Amendment 12 and the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding COmpany and Reinsurer have, by their respective officers, hereby executed this Amendment 16 in duplicate on the dates indicated below, with an effective date of May 1, 2000.



NATIONAL LIFE INSURANCE COMPANY

By:     Christy E. Day
        ----------------
Title:  Associate Actuary
        ----------------
Date:   11/6/02
        ----------------



By:     Matthew Winchester
        ----------------
Title   Reinsurance Administrator
        -------------------------
Date:   11/7/2002
        ----------------

                                AMENDMENT NO. 17
                             Effective June 1, 2002

                                     to the

            Facultative Yearly Renewable Term Reinsurance Agreement
                           Effective October 1, 1994

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                      And


                                    RECITALS
                                    --------

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to cede and Reinsurer wishes to reinsure Ceding Company's Accelerated Care Rider ("ACR") on Universal Life and Variable Life plans or policies ceded to Reinsurer under the Agreement.


                                   AMENDMENT
                                   ---------


The parties hereby agree to amend or modify the Agreement by adding the Ceding Company's Accelerated Care Rider, as follows:

1. An Accelerated Care Rider may be added to the Universal Life or Variable Universal Life products covered under this Agreement.

        The reinsurance benefit is the Reinsurer's proportionate share of the accelerated death benefit payable under this Agreement. The Accelerated Care Rider payable under this Agreement is the Reinsurer's proportionate share of the net amount at risk as shown in Article 6 of the Agreement, reduced by the Ceding Company's discount percentage and subject to Ceding Company's cap on the total death benefit payable to the insured. The cap is either a dollar am ount or a percentage of the total Accelerated Care Rider. There are no reinsurance premiums for this benefit.

                                Amendment No. 9

                                       to

             Automatic Yearly renewable Term Reinsurance Agreement
                          (Effective October 1, 1994)

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      And

                                R E C I T A L S
                                ---------------

WHEREAS, REINSURER currently reinsures CEDING COMPANY's plans under the Agreement, and
WHEREAS, CEDING COMPANY wishes to cede its new traditional whole life series of policies to REINSURER under the Agreement, effective August 1, 1999;

                               A G R E E M E N T
                               -----------------

The parties hereby agree as follows:

1. The new traditional whole life series of policies are hereby added to the Agreement and the Agreement is amended by adding Schedule A-2 and Schedule B-2, which are attached to this Amendment No. 9 and hereby incorporated into the Agreement; and

2. The terms and conditions set forth in Schedules A-2 and B-2 are additional and shall apply only to the new traditional whole life series of policies as set forth in Schedule A-2; and

3. Except for the additional terms, conditions and modifications contained in Schedules A-2 and B-2, all other terms of the Agreement, including any amendments thereto, remain unchanged.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, CEDING COMPANY and REINSURER have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of August 1, 1999.



NATIONAL LIFE INSURANCE COMPANY


By:     Craig A. Smith
        ----------------
Title:  VP & Actuary
        ---------------
Date:   8/8/00
        ---------------

By:     Matthew Winchester
        ------------------
Title   Reinsurance Administrator
        -------------------------
Date:   8/8/00
        ---------------

                                  SCHEDULE A.2

1.      PLANS REINSURED:

The policy plans and supplemental benefits automatically reinsured are:

                PLANS                                 PLAN CODES
--------------------------------------------------------------------------------
Single Premium Life                             See attached Exhibit I.
--------------------------------------------------------------------------------
5 Pay Life                                      See attached Exhibit II.
--------------------------------------------------------------------------------
10 Pay Life                                     See attached Exhibit III.
--------------------------------------------------------------------------------
15 Pay Life                                     See attached Exhibit IV.
--------------------------------------------------------------------------------
20 Pay Life                                     See attached Exhibit V.
--------------------------------------------------------------------------------
Full Pay Life                                   See attached Exhibit VI.
--------------------------------------------------------------------------------
Decreasing (Flex I) Rider
--------------------------------------------------------------------------------
Level (Flex II) Rider
--------------------------------------------------------------------------------
Waiver of Premium Rider
--------------------------------------------------------------------------------
Rider for Accelerated Benefits (ABR)
--------------------------------------------------------------------------------
Aircraft Limitation Rider
--------------------------------------------------------------------------------
Ware Hazard Limitation Rider
--------------------------------------------------------------------------------
ADB (Full Pay Life only)
--------------------------------------------------------------------------------
AIO (Full Pay Life only)
--------------------------------------------------------------------------------
L and GL Series, ART (Full Pay Life only)
--------------------------------------------------------------------------------
BIO (Full Pay Life only)
--------------------------------------------------------------------------------
Dividend Term Rider (Full Pay Life only)
--------------------------------------------------------------------------------

                                  SCHEDULE B.2



               REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS



1.      LIFE INSURANCE PREMIUMS:

        For the traditional whole life series added by Schedule A-2, the standard annual reinsurance premiums per $1,0000 reinsured shall ___ percent of the RPR rates attached to Schedule B of the Agreement.

        Substandard reinsurance premiums shall be the number of tables assessed the risk times 25% of the standard premium.

                                   EXHIBIT I





Male Elite Preferred Nonsmoker                  324 6 050 01
Male Preferred Nonsmoker                        321 6 050 01
Male Standard Nonsmoker                         318 6 050 01
Male Preferred Smoker                           321 3 050 01
Male Smoker                                     321 3 050 01

Female Elite Preferred Nonsmoker                325 6 050 01
Female Preferred Nonsmoker                      322 6 050 01
Female Standard Nonsmoker                       319 6 050 01
Female Preferred Smoker                         322 3 050 01
Female Smoker                                   319 3 050 01

Unisex Elite Preferred Nonsmoker                326 8 050 01
Unisex Preferred Nonsmoker                      323 8 050 01
Unisex Standard Nonsmoker                       320 8 050 01
Unisex Preferred Smoker                         323 7 050 01
Unisex Smoker                                   320 7 050 01



THE PLAN CODE WILL CHANGE TO A PAID UP PLAN CODE ON THE FIRST POLICY ANNIVERSARY. THIS STRUCTURE IS REQUIRED BECAUSE THERE IS NOT A UNIFORM MATHEMATICAL RELATIONSHIP BETWEEN GROSS AND NET PREMIUMS.

                                   EXHIBIT II





Male Elite Preferred Nonsmoker                  315 6 050 05
Male Preferred Nonsmoker                        312 6 050 05
Male Standard Nonsmoker                         309 6 050 05
Male Preferred Smoker                           312 3 050 05
Male Smoker                                     309 3 050 05

Female Elite Preferred Nonsmoker                316 6 050 05
Female Preferred Nonsmoker                      313 6 050 05
Female Standard Nonsmoker                       310 6 050 05
Female Preferred Smoker                         313 3 050 05
Female Smoker                                   310 3 050 05

Unisex Elite Preferred Nonsmoker                317 8 050 05
Unisex Preferred Nonsmoker                      314 8 050 05
Unisex Standard Nonsmoker                       311 8 050 05
Unisex Preferred Smoker                         314 7 050 05
Unisex Smoker                                   311 7 050 05

                                  EXHIBIT III



Male Elite Preferred Nonsmoker                  306 6 050 10
Male Preferred Nonsmoker                        303 6 050 10
Male Standard Nonsmoker                         300 6 050 10
Male Preferred Smoker                           303 3 050 10
Male Smoker                                     300 3 050 10

Female Elite Preferred Nonsmoker                307 6 050 10
Female Preferred Nonsmoker                      304 6 050 10
Female Standard Nonsmoker                       301 6 050 10
Female Preferred Smoker                         304 3 050 10
Female Smoker                                   301 3 050 10

Unisex Elite Preferred Nonsmoker                308 8 050 10
Unisex Preferred Nonsmoker                      305 8 050 10
Unisex Standard Nonsmoker                       302 8 050 10
Unisex Preferred Smoker                         305 7 050 10
Unisex Smoker                                   302 7 050 10

                                   EXHIBIT IV





Male Elite Preferred Nonsmoker                  306 6 050 15
Male Preferred Nonsmoker                        303 6 050 15
Male Standard Nonsmoker                         300 6 050 15
Male Preferred Smoker                           303 3 050 15
Male Smoker                                     300 3 050 15

Female Elite Preferred Nonsmoker                307 6 050 15
Female Preferred Nonsmoker                      304 6 050 15
Female Standard Nonsmoker                       301 6 050 15
Female Preferred Smoker                         304 3 050 15
Female Smoker                                   301 3 050 15

Unisex Elite Preferred Nonsmoker                308 8 050 15
Unisex Preferred Nonsmoker                      305 8 050 15
Unisex Standard Nonsmoker                       302 8 050 15
Unisex Preferred Smoker                         305 7 050 15
Unisex Smoker                                   302 7 050 15

                                   EXHIBIT V




Male Elite Preferred Nonsmoker                  306 6 050 20
Male Preferred Nonsmoker                        303 6 050 20
Male Standard Nonsmoker                         300 6 050 20
Male Preferred Smoker                           303 3 050 20
Male Smoker                                     300 3 050 20

Female Elite Preferred Nonsmoker                307 6 050 20
Female Preferred Nonsmoker                      304 6 050 20
Female Standard Nonsmoker                       301 6 050 20
Female Preferred Smoker                         304 3 050 20
Female Smoker                                   301 3 050 20

Unisex Elite Preferred Nonsmoker                308 8 050 20
Unisex Preferred Nonsmoker                      305 8 050 20
Unisex Standard Nonsmoker                       302 8 050 20
Unisex Preferred Smoker                         305 7 050 20
Unisex Smoker                                   302 7 050 20

                                   EXHIBIT VI


                                        Basic Version      Level Smoker (NJ)
                                        -------------      -----------------
Male Elite Preferred Nonsmoker           333 6 049 00           333 6 039 00
Male Preferred Nonsmoker                 330 6 049 00           330 6 039 00
Male Standard Nonsmoker                  327 6 049 00           327 6 039 00
Male Preferred Smoker                    330 3 049 00           330 3 039 00
Male Smoker                              327 3 049 00           327 3 039 00

Female Elite Preferred Nonsmoker         334 6 049 00           334 6 039 00
Female Preferred Nonsmoker               331 6 049 00           331 6 039 00
Female Standard Nonsmoker                328 6 049 00           328 6 039 00
Female Preferred Smoker                  331 3 049 00           331 3 039 00
Female Smoker                            328 3 049 00           328 3 039 00

Unisex Elite Preferred Nonsmoker         335 8 049 00           335 8 039 00
Unisex Preferred Nonsmoker               332 8 049 00           332 8 039 00
Unisex Standard Nonsmoker                329 8 049 00           329 8 039 00
Unisex Preferred Smoker                  332 7 049 00           332 7 039 00
Unisex Smoker                            329 7 049 00           329 7 039 00

                                Amendment No. 10

                                       to

             Automatic Yearly Renewable Term Reinsurance Agreement
                          (Effective October 1, 1994)

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                      and



To clarify any possible inconsistencies resulting from Amendments 7 and 8 to the Agreement, the parties agree to amend the Agreement as follows:

       1. AUTOMATIC PORTION REINSURED (Schedule A, Paragraph 2 and Schedule A.1, Paragraph 2) is hereby amended to read:

                "For these policy forms, REINSURER will automatically reinsure those on which the insured's surname begins with letters A through Z, inclusive.

                FOr these policy forms, REINSURER will automatically reinsure 20% of each risk on a first dollar quota share basis.

                In the event CEDING COMPANY's retention on the risk is full or partially full, REINSURER will automatically reinsure up to 25% of the risk."

       2.       The effective date of this Amendment is May 1, 1999.



NATIONAL LIFE INSURANCE COMPANY

By:     Craig A. Smith
        -----------------
Title:  VP & Actuary
        -----------------
Date:   5/23/2000
        -----------------

By:     Matthew Winchester
        ------------------
Title   Reinsurance Administrator
        -------------------------
Date:   5/23/2000
        -----------------

                                AMENDMENT NO. 11
                             EFFECTIVE MAY 1, 2000

                                     to the

             Automatic Yearly Renewable Term Reinsurance Agreement\
                           Effective October 1, 1994

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                      And


                                    RECITALS
                                    --------

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to cede and Reinsurer wishes to reinsure Ceding Company's Accelerated Care Rider ("ACR") on plans or policies ceded to Reinsurer under the Agreement.

                                   AMENDMENT
                                   ---------

The parties hereby agree to amend or modify the Agreement as follows:

1. Ceding Company's Accelerated Care Rider ("ACR") is hereby added as a rider insured under the Agreement and the Agreement is further amended by adding Schedules A.3 and B.3, attached to this Amendment No. 11 and hereby incorporated by this reference into the Agreement; and

2. The terms and conditions set forth in Schedules A.3 and B.3 are additional to the Agreement, and shall apply only to the reinsurance of Ceding Company's Accelerated Care Rider ("ACR"); and

3. Immediately following any claim pursuant to this rider, the Reinsurer's Net Amount at Risk shall be reduced proportionately with the reduction in face amount.

4. Except for those additional terms, conditions and modifications contained in this Amendment 11 and the attached Schedules A.3 and B.3, all other terms and conditions of the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 11 in duplicate on the dates indicated below, with an effective date of May 1, 2000.








NATIONAL LIFE INSURANCE COMPANY

By:     Christy E. Day
        ---------------
Title:  Associate Actuary
        ---------------
Date:   5/4/01
        ---------------


By:     Matthew Winchester
        -------------------
Title   Reinsurance Administrator
       -------------------------
Date:   5/3/2001
        ---------------

                                  SCHEDULE A.3

                   ACCELERATED CARE RIDER COVERAGE AND LIMITS

1.      PLANS REINSURED:

a. RIDERS AND BENEFITS REINSURED: The following plan codes and form numbers issued in connection with any policy automatically accepted by the Reinsurer under the Agreement shall be automatically reinsured under this Agreement:

        BASIC VERSION                   PLAN CODE               FORM NUMBER
        -------------                   ---------               -----------
        ACR1 (100 month payout)         123020                  7801(0199)
        ACR2 (50 month payout)          123010                  7801(0199)
        ACR1 w/NFO                      123120                  7802(0199)
        ACR2 W/NFO                      123110                  7802(0199)
        Waiver of Premium


            For administrative clarity, the Accelerated Care Rider Final Specifications that describe the above riders is attached hereto as Exhibit A.3.1.


2.      AUTOMATIC RETENTION LIMITS:
        Ceding Company shall retain an amount equal to its proportional share as determined by the percentage retained on the Base Policy.

3.      AUTOMATIC ACCEPTANCE LIMITS:
        Reinsurer shall reinsure an amount equal to its proportional share as determined by the percentage retained on the Base Policy.

4.      MINIMUM CESSION:

        $0

5.      RESERVES
        The reinsurance reserve is the reserve on the portion of each rider reinsured hereunder.


6.      MONTHLY BENEFIT AMOUNT:
        Minimum:        .5% of death benefit
        Maximum:         2% of death benefit

7.      MAXIMUM BENEFIT:
        $1,000,000

                                  SCHEDULE A.3
                   ACCELERATED CARE RIDER COVERAGE AND LIMITS
                                   CONTINUED

8.      BENEFIT PERIODS:
        50 or 100 months as specified in paragraph 1.a of this Schedule A.3.

9.      CLAIMS PAYMENTS:
        The frequency of computations and of claim payments is monthly.

        If the Insured dies during payout period, the Reinsurer will pay its proportional share of the reduced Net Amount at Risk of the face amount of the policy.

        If the Insured dies and under the contract the Benefit Recipient would be entitled to a premium refund, the Reinsurer will pay its proportional share of this refund.

1999 LifeCare Series - Accelerated Care Rider
Final Specifications
April 13, 1999 (Revised August 9, 1999)





                                   APPENDIX C
                               Claims Processing


Claims on the ACR Rider will be administered by:_______ with National Life as the intermediary between the insured/policyholder and _______ will charge NL a set up fee plus $ per month to administer claims. The initial amount due will be $____plus for the first month.

                                  SCHEDULE B.3
                        ACCELERATED CARE RIDER PREMIUMS



1.      LIFE INSURANCE:

        a. Reinsurance Premiums:

        i. ACCELERATED CARE RIDERS: The standard annual premiums per $1,000 reinsured shall be the following percentages of the National Life Insurance Company of Vermont's Accelerated Death Benefit Rider rate tables, using the column titled "Life", attached hereto as Exhibit B.3.1.:

                        YEAR             PREMIUM
                                        PERCENTAGE
                    --------------------------------
                        YEAR 1
                    --------------------------------
                    RENEWAL YEARS
                    --------------------------------


        Reinsurance premium is based upon the rider amount in force, and not the net amount at risk. Reinsurance premium can only be waived while a claim under the rider is active.

        The Reinsurer has agreed to the Ceding Company's intentions with regard to the reinsurance premiums as described in the March 8, 2000 letter to from Craig A. Smith, which is attached hereto as Exhibit B.3.2.

        ii. WAIVER OF PREMIUM BENEFIT: The reinsurance premium for the Accelerated Care Rider only will be waived while a claim to the rider is active.

2.      AGE BASIS:
        Age Nearest Birthday

                                AMENDMENT NO. 12
                             Effective June 1, 2001

                                     to the
             Automatic Yearly Renewable Term Reinsurance Agreement
                           Effective October 1, 1994

                                    between

                        NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                      And

                                    RECITALS
                                    --------

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to cede and Reinsurer wishes to reinsure Ceding Company's Non-Qualified Accelerated Care Rider ("ACR") on plans or policies ceded to Reinsurer under the Agreement.

                                   AMENDMENT
                                   ---------

The parties hereby agree to amend or modify the Agreement by amending Amendment 11 to include the Ceding Company's Non-Qualified Accelerated Care Rider, which will be sold in California, as follows:

1. Schedule A.3, Paragraph 1.a. is hereby amended to include additional policy plans as follows:

        NON-QUALIFIED                    PLAN CODE       FORM NUMBER
        -------------                    ---------       -----------
          VERSION
          -------
        ACR1 (100 month payout)         124020           7986 (0199)
        ACR2 (50 month payout)          124010           7986 (0199)
        ACR1 w/NFO                      124120           7987 (0199)
        ACR2 w/NFO                      124110           7987 (0199)
        Waiver of Premium

2. Except for those additional terms, conditions and modifications contained in this Amendment 17, all other terms and conditions of this Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and reinsurer have, by their respective officers, hereby executed this Amendment 17 in duplicate on the dates indicated below, with an effective date of June 1, 2002.



NATIONAL LIFE INSURANCE COMPANY

By:     Christy E. Day
        ---------------
Title:  Associate Actuary
        ---------------
Date:   11/6/02
        ---------------


By:     Matthew Winchester
        -------------------
Title   Reinsurance Administrator
        -------------------------
Date:   11/7/2002
        -----------